                                                      Registration No. 333-11591
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             TICE TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                   8711                   62-1647888
   (State of Incorporation)       (Primary Standard          (IRS Employer
                              Industrial Classification      Identification
                                     Code Number)               Number)

                 ------------------------------------------

                                6711 Tice Plaza
                          Knoxville, Tennessee 37918
                                (423) 925-4501
                       (Address and telephone number of
                   Registrant's principal executive offices)

                          William A. Tice, President
                             Tice Technology, Inc.
                                6711 Tice Plaza
                          Knoxville, Tennessee 37918
                                (423) 925-4501
           (Name, address and telephone number of agent for service)

                        Copy to: Lynn H. Wangerin, Esq.
                             Ogden Newell & Welch
                           1200 One Riverfront Plaza
                          Louisville, Kentucky 40202
                          (502) 582-1601
                          (502) 581-9564  (facsimile)

                  ------------------------------------------

  Approximate date of commencement of proposed distribution to public: As soon as practicable after the registration statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
   Title of each class     Amount to be  Proposed maximum    Proposed maximum        Amount of
   of securities to be      registered    offering price    aggregate offering   registration fee
       registered                            per unit              price
--------------------------------------------------------------------------------------------------
    Common Shares (1)         1,841,407           $  0.07           $  128,898            $    45
    Common Shares (2)            54,750           $  1.00           $   54,750            $    19
    Common Shares (3)            88,560           $  3.00           $  265,680            $    92
    Common Shares (4)         1,000,000           $  8.00           $8,000,000            $ 2,759
    Common Stock
      Purchase Warrants       1,000,000           $    (4)          $       (4)           $    (4)
              Total Fee                                                                   $ 2,915
              Previously Paid                                                             $(2,883)
              Now Due                                                                     $    32

--------------------------------------------------------------------------------------------------


(1)  These securities include 300,000 shares which were issued to
     Monogenesis Corporation in contemplation of distribution at a price of $0.01 per share. They will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 125 shares for each share held. The remaining shares are to be offered for sale at market price from time to time and are currently held by former shareholders of Tice Engineering and Sales, Inc., 1,302,937 shares by William A. Tice and
     238,470 shares by Joseph Walker & Sons, Inc.   There is no current
     offering price for these shares. The fee calculation is based upon the book value of Tice Engineering and Sales, Inc., the wholly owned subsidiary of Tice Technology, Inc., as of September 30, 1996.

(2) These are the Common Shares which will be issued in the event that employees holding stock options exercise the options and which are registered only for resale by the holders. The maximum offering price is based upon the exercise price of the options.

(3) Certain individuals who have loaned funds to Tice Engineering and Sales, Inc., the Issuer's wholly owned subsidiary, are converting such debt to Common Shares of the Issuer at the rate of $3.00 per share and desire to include such shares in the registration statement for resale as Selling Shareholders.

(4) These are the Common Shares which will be issued in the event the Common Stock Purchase Warrants are exercised. The maximum offering price is based upon the exercise price of the warrants.

(5) The warrants were issued to Monogenesis Corporation at a price of $0.01 each and will be distributed to holders of shares of Monogenesis Corporation as a dividend at a rate of 400 warrants for each share held. The warrants are registered in the same registration statement as the Common Shares underlying the warrants and, therefore, no separate registration fee is required pursuant to Rule 457(g).

                             TICE TECHNOLOGY, INC.

                             CROSS REFERENCE SHEET

                                                                                   PAGE
ITEM NUMBER - PART I, S-1                          LOCATION                       NUMBER
-------------------------                          --------                       ------
 1. Forepart of the Registration Statement and     Same                               1, 2
    Outside Front Cover Page of Prospectus

 2. Inside Front and Outside Back Cover            Same                              2, 111
    Pages of Prospectus

 3. Summary Information, Risk Factors and          Summary; Risk Factors              3, 8
    Ratio of Earnings to Fixed Charges

 4. Use of Proceeds                                Use of Proceeds                     16

 5. Determination of Offering Price                Risk Factors - No                 13, 14
                                                   Assurance of Trading
                                                   Market and Arbitrary
                                                   Exercise Price

 6. Dilution                                       Not applicable

 7. Selling Security Holders                       Risk Factors - Shares             14, 38
                                                   Eligible for Future Sale;
                                                   Plan of Distribution;
                                                   Principal and Selling
                                                   Shareholders

 8. Plan of Distribution                           Plan of Distribution                14

 9. Description of Securities to Be Registered     Securities                          41

10. Interests of Named Experts and Counsel         Not applicable

11. Information With Respect to the Registrant

   (a) Description of business                     Business                            18

   (b) Description of property                     Business - Property                 27

   (c) Legal proceedings                           Legal Proceedings                   35

   (d) Market price of and dividends on the        Risk Factors - No               13, 41, 44
       registrant's common stock and related       Dividends and No
       stockholder matters                         Assurance of Trading
                                                   Market; Securities;
                                                   Dividends

   (e) Financial statements                        Financial Statements                49


                                                                                   PAGE
ITEM NUMBER - PART I, S-1                          LOCATION                       NUMBER
-------------------------                          --------                       ------

   (f) Selected financial data                     Summary - Selected                6
                                                   Financial Data

   (g) Supplementary financial information         Not applicable

   (h) Management's discussion and                 Management's Discussion          28
       analysis of financial condition and         and Analysis of Financial
       results of operations                       Condition and Results of
                                                   Operations

   (i) Changes in and disagreements with           Not applicable
       accountants on accounting and
       financial disclosure

   (j) Directors and executive officers            Management                       35

   (k) Executive compensation                      Management - Executive           36
                                                   Compensation

   (l) Security ownership of certain               Principal and Selling            38
       beneficial owners and management            Shareholders

   (m) Certain relationships and related           Management - Certain
       transactions                                Transactions                     37

12. Disclosure of Commission Position on           Liability and
    Indemnification for Securities Act             Indemnification of               45
    Liabilities                                    Directors and Officers


PROSPECTUS
----------


                             TICE TECHNOLOGY, INC.
                                6711 Tice Plaza
                          Knoxville, Tennessee 37918
                                (423) 925-4501

                     2,984,717 Common Shares (the "Shares")
                          (par value, $0.01 per share)
           1,000,000 Common Stock Purchase Warrants (the "Warrants")

     Tice Technology, Inc. (the "Issuer") is registering 300,000 Shares and 1,000,000 Warrants in an offering of such Shares and Warrants through a distribution by Monogenesis Corporation ("Monogenesis") to its shareholders. Monogenesis, a closed-end investment company with approximately 1,200 institutional shareholders, is a statutory underwriter in connection with the distribution, and Monogenesis will distribute 125 Shares and 400 Warrants for each share of Monogenesis stock held by its shareholders (the "Distribution"). See "Plan of Distribution." The Issuer will not receive any funds from the Distribution other than the $13,000 paid by Monogenesis, but will receive funds if any Warrants are exercised. Each Warrant entitles the holder to purchase one Common Share at $8.00 per share for 24 months. There can be no assurance that the price of a Common Share will equal or exceed the exercise price of the Warrants or that it will be profitable for a holder to exercise any Warrant. See "Risk Factors - Arbitrary Exercise Price" and "Securities." The Issuer is registering 1,000,000 Shares which may be issued upon exercise of the Warrants and 54,750 Shares which may be issued upon exercise of options held by certain employees (as selling shareholders).

     In addition to the Shares underlying the options, 1,629,967 of the Shares registered will be registered on behalf of certain shareholders described elsewhere for sale from time to time. See "Principal and Selling
Shareholders." The Issuer will not receive any proceeds from the sale of shares by selling shareholders.


     THE SHARES AND WARRANTS INVOLVE A HIGH DEGREE OF RISK, ARE ILLIQUID AND SHOULD ONLY BE PURCHASED BY INVESTORS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 8.

     The Risk Factors described in more detail beginning on page 8 include:

     .    history of operating losses
     .    lack of working capital
     .    dependence on patents and new technology
     .    limited number of customers
     .    Issuer's only operations is ownership of the stock of Tice
             Engineering and Sales, Inc.
     .    possible future acquisitions in unrelated industries in which Issuer has no experience.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    A MONOGENESIS INSTITUTIONAL DISTRIBUTION

             The date of this Prospectus is ________________, 1996.

(continued from previous page)

     The purpose of the Distribution is to establish a public trading market to facilitate acquisitions and access to equity capital and to provide liquidity for employee stock incentive programs and existing shareholders. See "Risk Factors - Acquisitions in Unrelated Industries." There is no current public trading market for the Issuer's securities and there can be no assurance that a market will develop after the Distribution. See "Risk Factors - No Assurance of Trading Market."

     Of the Shares to be registered for sale by Selling Shareholders, 1,302,937 Shares are owned by William A. Tice, 238,470 Shares are owned by Joseph Walker & Sons, Inc., 88,560 Shares are owned by former holders of notes of Tice Engineering and Sales, Inc. which was converted to Shares and 54,750 Shares are Shares which may be issued upon exercise of certain outstanding employee options (collectively, the "Selling Shareholders"). See "Principal and Selling Shareholders." The Issuer will not receive any proceeds from the sale of these Shares. The Shares held by the Selling Shareholders may be sold from time to time. Such sales may be made on an exchange, in the over-the-counter market, or in negotiated transactions, at market price or on negotiated terms. Upon any sale of the Shares held by Selling Shareholders, Selling Shareholders and participating agents, brokers or dealers may be deemed to be underwriters as defined in the 1933 Act and commissions, discounts or any profit realized on the resale of the Shares may be deemed to be underwriting commissions or discounts. See "Plan of Distribution." The Issuer will pay the expenses of this registration (approximately $100,000) other than any brokerage commissions or discounts in connection with the sale of Selling Shareholders' Shares.

     Holders of Common Shares of the Issuer may elect only 25% of the board of directors. William A. Tice owns 100% of the Class B Common Shares, will elect 75% of the board of directors and thereby controls the Issuer. In addition, as the current holder of 89% of the Common Shares, Mr. Tice will elect the remaining 25% of the directors. On all other matters, Mr. Tice will control 90% of the vote. See "Risk Factors - Continued Control by Holder of Class B Common Shares."


                             ADDITIONAL INFORMATION
                             ----------------------

     The Issuer will furnish annual reports containing audited financial statements to its shareholders. Additional unaudited reports may be provided to shareholders at such time as the Issuer may determine or as required by law. The Issuer is not currently required to file reports under the Securities Exchange Act of 1934 (the "1934 Act"), but will become subject to reporting requirements upon effectiveness of the registration statement. See "Plan of Distribution."

     The Issuer has filed a registration statement (which term shall include all amendments, exhibits and schedules) on Form S-1 under the 1933 Act with the Securities and Exchange Commission (the "Commission") in Washington, D.C. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement as filed including the exhibits thereto.
The registration statement may be reviewed without charge at the Commission's principal place of business in Washington, D.C. Copies of the registration statement may be obtained from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed prices. In addition, the Issuer is an electronic filer. The Commission maintains a Web site which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document has been filed as an exhibit to the registration statement, reference is hereby made to such exhibit and each such statement is qualified in all respects by such reference.

                                    SUMMARY
                                    -------

     The following is a summary of certain information contained elsewhere in the Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in the Prospectus, which should be read in its entirety.

PLAN OF DISTRIBUTION
--------------------

The Issuer............................  Tice Technology, Inc. (the "Issuer"),
                                        a Delaware corporation, was
                                        incorporated on June 21, 1996 by the
                                        management of TES, Monogenesis
                                        Corporation and Joseph Walker and
                                        Sons, Inc. to act as a holding
                                        company for TES stock and to create a
                                        public company with a substantial
                                        shareholder base without having to
                                        sell shares in a traditional initial
                                        public offering.  The Issuer acquired
                                        all of the issued and outstanding
                                        stock of Tice Engineering and Sales,
                                        Inc. ("TES") in exchange for
                                        5,450,220  Common Shares and 750,000
                                        Class B Common Shares of the Issuer
                                        as of the date of this Prospectus.
                                        See "Business - General" and
                                        "Securities."   It may make
                                        additional acquisitions in the
                                        future.  See "Risk Factors -
                                        Uncertainty and Risks Associated with
                                        Future Acquisitions."

Distributing Company/                   Monogenesis Corporation, a Delaware
  Underwriter.........................  corporation, is a statutory underwriter and, pursuant to a
                                        resolution of its board of directors,
                                        is distributing Common Shares and
                                        Warrants which it purchased from the
                                        Issuer as a dividend to its
                                        shareholders of record on
                                        ___________, 1996 as agreed with the
                                        Issuer in order to create a public
                                        company as described above.  See
                                        "Risk Factors - No Assurance of
                                        Trading Market," "Plan of
                                        Distribution" and "Management
                                        - Certain Transactions."

Distribution Ratio....................  Each Monogenesis shareholder will receive 125 Common Shares, par value
                                        $0.01 per share, and 400 Warrants of
                                        the Issuer for each share of
                                        Monogenesis stock held by it.  See
                                        "Plan of Distribution."  After the
                                        Distribution, Monogenesis will own
                                        less than 1% of the outstanding
                                        Common Shares of the Issuer.

Distribution Agent....................  Mid-America Bank of Louisville and
                                        Trust Company, Monogenesis' transfer
                                        agent, will act as distribution
                                        agent, transfer agent and warrant
                                        agent for the Issuer.  See
                                        "Securities - Transfer Agent and
                                        Registrar."

Shares to be Distributed..............  The Common Shares to be distributed through Monogenesis will constitute
                                        approximately 4% of the issued and
                                        outstanding Common Shares, and
                                        approximately 4% of the total issued
                                        and outstanding stock of all classes
                                        of common stock of the Issuer.  The
                                        Issuer will not receive any proceeds
                                        from the distribution of these
                                        shares.  However, the Issuer will
                                        receive proceeds if any Warrants are
                                        exercised.  See "Plan of
                                        Distribution" and "Securities."

Warrants to be Distributed............  The Warrants to be distributed through Monogenesis will constitute
                                        approximately 82% of the issued and
                                        outstanding Warrants.  The Common
                                        Shares and the Warrants are
                                        separately transferable.  See
                                        "Securities."

Exercise of Warrants..................  Each Warrant entitles the holder to purchase one Common Share of the
                                        Issuer at an exercise price of $8.00
                                        per share and may be exercised during
                                        the 24 month period following
                                        issuance of the Warrant.  The
                                        exercise price was determined by
                                        management of the Issuer and may not
                                        be indicative of the market price of
                                        the underlying shares.  See "Risk
                                        Factors - Arbitrary Exercise Price"
                                        and "Securities."

Distribution Date.....................  Certificates representing the Shares and the Warrants will be mailed to
                                        Monogenesis shareholders as soon as
                                        practical after the date of this
                                        Prospectus.  See "Plan of
                                        Distribution."

Sales of Shares By Selling              1,629,967 Common Shares held by the
 Shareholders.........................  shareholders of the Issuer will be registered and available for resale
                                        by such shareholders from time to
                                        time subject to certain limitations.
                                        See "Principal and Selling
                                        Shareholders."  These shares
                                        constitute approximately 28% of the
                                        issued and outstanding Common Shares,
                                        and approximately 25% of the total
                                        issued and outstanding stock of all
                                        classes of common stock of the
                                        Issuer.  The Issuer will not receive
                                        any proceeds from the sale of Shares
                                        held by the shareholders.  See "Risk
                                        Factors - Shares Eligible for Future
                                        Sale" and "Plan of Distribution."

Option Shares.........................  54,750 Common Shares may be issued upon the exercise of options held by
                                        certain employees and are registered
                                        for sale from time to time by such
                                        employee shareholders.  See
                                        "Principal and Selling Shareholders"
                                        and "Securities."

Trading Market........................  There will be no immediate trading market for the Shares or the
                                        Warrants.  See "Risk Factors - No
                                        Assurance of Trading Market."  The
                                        Issuer is registering the Shares and
                                        Warrants to attempt to establish a
                                        public trading market in the Shares
                                        and is applying for quotation on the
                                        OTC Bulletin Board, but has not
                                        applied for listing on an exchange.
                                        See "Plan of Distribution."  There
                                        can be no assurance that a trading
                                        market will develop.

THE ISSUER
----------

     Tice Technology, Inc. (the "Issuer"), a Delaware corporation, was formed to acquire and hold all of the issued and outstanding shares of stock of Tice Engineering and Sales, Inc. ("TES"), and to create a public company with a substantial shareholder base without having to sell shares in a traditional public offering. Management of TES and the Issuer anticipate that at some point in the future it may be advantageous to acquire additional businesses in order to expand the Issuer's operations or diversify its holdings. The Issuer has not yet identified any potential targets or industries, although it expects that initial acquisitions would be in related industries or involve related technology. Acquisitions may also be in unrelated industries in which the Issuer has little or no experience. See "Risk Factors - Acquisitions in Unrelated Industries." Currently, the Issuer does not have the resources necessary to make any material acquisition, however management believes that the Issuer's stock, especially if a trading market has developed in the stock, might be used as some or all of the consideration for an acquisition. The Issuer owns only the TES stock and has no other operations. The Issuer acquired all of the issued and outstanding stock of TES, a Tennessee corporation, in exchange for stock of the Issuer which acquisition was effective as of the date of this Prospectus. See "Business - General."

     The Issuer's wholly owned subsidiary, TES, is an engineering firm which provides engineering and technical solutions, generally through the development or enhancement of equipment for the apparel industry. TES researches, designs, develops and tests specialized high technology, garment production line stitching machines and related equipment, which, when patented, it licenses to other manufacturers to produce or contract manufactures for its own customers. TES currently holds eight patents over which it retains rights. It currently sells fourteen basic products and is in the process of exploring the applications of the technology covered by its latest patent. This patent covers an electronically geared sewing machine which, among other things, reduces by 90% all moving parts of the sewing machine. See "Business."

     The Issuer was incorporated on June 21, 1996. It's principal office is located at 6711 Tice Plaza, Knoxville, Tennessee 37918. The telephone number is (423) 925-4501. TES was incorporated on March 16, 1973 and has the same principal office as the Issuer. See "Business - History."

SELECTED FINANCIAL DATA
-----------------------

          The selected financial data is that of TES. The pro forma figures of net income per share and stockholders' equity per share reflect the capitalization of the Issuer.


================================================================================================
Statement of Earnings Data (1):
================================================================================================
                                                            Years Ended March 31,
                                                        (Amounts in thousands except
                                                             per share amounts)
                                             ---------------------------------------------------
                                               1992       1993       1994       1995       1996
                                             --------   --------   --------   --------   -------
Revenues                                     $ 1,770    $ 1,694    $ 1,309    $ 1,240    $1,242
  Cost of Sales                                 (681)      (843)    (1,000)      (868)     (808)

Gross Margin                                   1,089        851        309        372       434

  Expenses                                    (1,104)    (1,039)      (332)      (307)     (379)

Income (Loss) From Operations                    (15)      (188)       (23)        65        55
  Research and Development Costs                 (28)       (34)      (141)      (192)     (232)
Total Other Income (Expense)                      31         44        (57)        92       202

Income (Loss) Before Taxes                       (12)      (178)      (221)       (35)       25

Income Tax Benefit (Expense)                     ---        ---         42          5        (6)

Net Income (Loss) Before Change in
  Accounting Principle                           (12)      (178)      (179)       (30)       19

Change in Accounting Principle                   ---        ---         70        ---       ---

Net Income (Loss)                            $   (12)   $  (178)   $  (109)   $   (30)   $   19

Net Income per Pro Forma Common Share (2)    $ (0.00)   $ (0.03)   $ (0.02)   $ (0.00)   $ 0.00


                                                  Six Months Ended September 30,
                                                   (Amounts in thousands except
                                                         per share amounts)
                                                  ------------------------------
                                                      1995              1996
                                                     ------            ------
Revenues                                             $ 833             $ 541
  Cost of Sales                                       (550)             (370)

Gross Margin                                           283               171

  Expenses                                            (159)             (206)

Income (Loss) From Operations                          124               (35)
  Research and Development Costs                      (111)              (51)
Total Other Income (Expense)                            76               438

Income (Loss) Before Taxes                              89               352

Provision for Income Tax                               (25)              (45)

Net Income                                           $  64             $ 307

Net Income per Pro Forma Common Share (2)            $0.01             $0.05


================================================================================
Balance Sheet Data (1):
================================================================================

                                                                            March 31,
                                                                  (Amounts in thousands except
                                                                       per share amounts)
                                                         ----------------------------------------------
                                                          1992      1993      1994      1995      1996
                                                         ------    ------    ------    ------    ------
Total Assets                                             $1,666    $1,528    $1,403    $1,578    $1,435

Total Long-Term Liabilities (3)                          $  453    $  385    $  346    $  302    $  661

Total Stockholders' Equity                               $  439    $  261    $  151    $  121    $  145

Stockholders' Equity Per Pro Forma Common Share (2)      $ 0.07    $ 0.04    $ 0.02    $ 0.02    $ 0.02

                                                           September 30,
                                                   (Amounts in thousands except
                                                         per share amounts)
                                                  ------------------------------
                                                      1995              1996
                                                     ------            ------
Total Assets                                         $1,578            $1,263

                                              September 30,
                                      (Amounts in thousands except
                                            per share amounts)
                                      ----------------------------
                                           1995            1996
                                           ----            ----
Total Long-Term Liabilities              $  281          $  ---

Total Stockholders' Equity               $  190          $  452

Stockholders' Equity Per Pro Forma
 Common Share (2)                        $ 0.03          $ 0.07

------------------------------------------------------------------


(1) The statement of earnings data and the balance sheet data for 1994, 1995 and 1996 were derived from the audited financial statements of TES which are included in their entirety elsewhere in this Prospectus. In addition, pro forma balance sheets based upon the September 30, 1996 financial statements of the Issuer and TES and assuming acquisition of TES by the Issuer and conversion of TES debt (including adjustments) are also included in their entirety elsewhere in this Prospectus. See "Financial Statements."

(2) Pro forma net income and stockholders' equity per share reflect the number of shares of the Issuer's common stock (including Class B Common Stock) which are issued and outstanding as of the date hereof (6,588,780 shares) for all years rather than the number of shares of TES actually outstanding on the applicable dates and have been rounded to the nearest cent. These figures do not include Common Shares which may be issued upon exercise of the Warrants or the options held by TES employees. See "Capitalization."

(3) The total long-term liabilities amounts exclude the current portion of such obligations.

                                  RISK FACTORS
                                  ------------

     The securities described in this Prospectus involve a high degree of risk. Prior to purchasing, Shares or Warrants investors should consider the following factors inherent in, and affecting the business of, the Issuer and its subsidiary, TES.

     HISTORY OF OPERATING LOSSES. For four of the last five fiscal years, TES has had a net loss: $30,000 for 1995 ($(0.00) per pro forma share), $109,000 for 1994 ($(0.02) per pro forma share), $178,000 for 1993 ($(0.03) per pro forma share) and $12,000 for 1992 ($(0.00) per pro forma share). In 1996, it had minimal net income of $19,000 ($0.00 per pro forma share). See "Selected Financial Data," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Financial Statements." It had net income of $307,000 ($0.05 per pro forma share) for the first six months of fiscal year 1997. Its history of losses together with uncertainties relating to the company's ability to obtain additional financing or capital create uncertainty about its ability to continue profitably. See "Financial Statements." The Issuer's and TES's ability to achieve profitability depends upon the ability to exploit existing patents and develop new patents. There can be no assurance that TES or the Issuer will achieve profitability in the future.

     LACK OF WORKING CAPITAL. The Issuer and TES need substantial additional funding in the near future to continue to be profitable, to develop and apply the technology inherent in its latest patent for the electronically geared sewing machine and to be able to produce orders it is currently receiving. The Issuer and TES expect to need at least $5,000,000 in the next two years and hope to obtain those funds through license fees received on the new technology and sale of stock of the Issuer. Management of TES believes that the electronic gearing technology has application to many of the manufacturing processes in the sewing industry as well as in other industries. See "Capitalization," "Business
- General" and "Research and Development" and "Financial Statements." There can be no assurance that the Issuer and TES will receive any license fees or will be able to raise such funds. If the license of the new technology does not generate sufficient revenues or additional funds are not available through sale of stock or otherwise, TES may not be able to continue to operate profitably and may be required to delay development of application of new technology. Currently, real estate it owns and a life insurance policy on Mr. Tice are pledged on existing debt. Mr. Tice has also personally guaranteed certain debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     CONTINUED CONTROL BY HOLDER OF CLASS B COMMON SHARES. The Issuer has two classes of voting stock issued and outstanding: Common Shares and Class B Common Shares. Although each holder of Common Shares and Class B Common Shares is entitled to one vote for each share of stock held, the current holder of Class B Common Shares (William A. Tice) is entitled to elect 75% of the members of the board of directors of the Issuer (presently three members). Holders of Common Shares (together with holders of Class D Common Shares and any voting Preferred Shares) are only entitled to elect 25% of the members of the board of directors (presently two members). (If the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding Common Shares and Class B Common Shares, all directors will be elected by the holders of all shares voting together.) Thus, the holder of Class B Common Shares will control the board of directors and therefore, the Issuer. Except with respect to matters which require voting by class, shareholders of all classes will vote together on all other matters properly brought before the shareholders. Currently, William A. Tice controls the Issuer and, as sole holder of Class B Common Shares, elects all directors elected by holders of Class B Common Shares. In addition, as holder of 88% of the Common Shares, he can also elect all directors elected by holders of Common Shares and control all other votes. See "Principal and Selling Shareholders" and "Securities."

     DEPENDENCE ON PATENTS AND ABILITY TO PROTECT PROPRIETARY PRODUCTS. TES has applied for and received patent protection on certain of its inventions, including most recently, its electronically geared sewing machine. See "Business - Products." There can be no assurance that others will not independently develop proprietary information or obtain access to know-how and expertise (patented or otherwise) substantially
equivalent to that developed by TES.   If a competitor were able to
develop a functionally similar product to any of TES's patented products (especially if the competitor were one of the large sewing machine manufacturers that is also a customer of

TES), increased competition with respect to any such product could reduce TES revenues arising from the sale of such product as well as TES's net income. Management of TES does believe that, at least in the near future, with respect to the electronically geared sewing technology, licensing the product from TES is more cost effective for most sewing machine manufacturers than attempting to duplicate the results without infringing on TES's patent. There also can be no assurance that existing patents held by TES or future patents obtained by TES will be enforceable, that TES's products will not infringe on patents owned by others or that competitors will not develop similar or functionally similar patents. In the event that TES has infringed on any such rights, it could be required to pay damages. In addition, if TES were unable to change the design of such product so that it no longer infringed on any intellectual property rights, it would lose the ability to sell such product as well as the benefits of all previous marketing efforts and name recognition associated with the product. Even if alterations to avoid any intellectual property problems were possible, the product as changed might not be successful in the marketplace. See "Business - Patents."

     DEPENDENCE ON LIMITED NUMBER OF CUSTOMERS. Most of TES's business is developing solutions and providing equipment for denim and work wear clothing manufacturers. See "Business." Currently, although it has shipped products to several hundred customers all over the world, 80% of TES's annual revenues come from three principal customers - Levi Strauss & Co., Wrangler, Inc. and A.B. Fab Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The loss of any of these customers without replacement with comparable customers for any reason could materially affect TES's revenues and income. Management hopes that its new products and license fees generated thereby will minimize this risk.

     RISKS ASSOCIATED WITH FIXED PRICE CONTRACTS. TES principally performs under agreements to develop products, or modifications to existing products, to solve particular industry problems or to increase efficiency or lower costs of a manufacturing process. Generally, in pricing a job, TES estimates the time expected to produce the solution and a prototype product. The proposed price is based on estimates provided in-house with what management believes are suitable margins to accommodate reasonable contingencies. Should development costs exceed the estimated price, TES may be required to complete the project and incur whatever losses result. Even if it incurs losses on the initial contract, it may recoup some or all of the losses by selling the product to other manufacturers or developing other uses or improvements to the product and marketing the modified product. See "Business - Products."

     DEPENDENCE ON HEALTH OF ONE INDUSTRY (SEWN PRODUCTS). Currently, most of TES's revenues are derived from products and services related to the sewn products industry. Should this industry take a substantial downturn, business opportunities would be limited significantly. However, based upon apparel industry trade magazines projecting a strong market for the next three to five years, management does not believe that a substantial downturn is likely in the near future. In addition, management believes that the new technology for the electronically geared sewing machine has applications in other industries which may lessen dependence on the apparel industry. See "Business."

     POTENTIAL ADVERSE EFFECT OF COMPETITION. TES is aware of four companies in the United States and two in Europe that perform work similar to TES. In addition, all of the world's leading sewing machine manufacturers (mainly based in Japan) engage in research and development similar to that performed by TES. Several of such manufacturers (some of which are also customers of TES) have tried or are trying to develop machines which are similar or competitive to TES's electronically geared machines. However, management is not aware of the development of any method or machine which is performance competitive to TES's electronically geared machines. These larger competitors have significantly greater resources, financial and otherwise, than TES. See "Business - Competition." TES's ability to compete depends upon its ability to provide cost effective solutions and products to manufacturers. There can be no assurance that TES can continue to compete effectively with these companies.

       POTENTIAL ADVERSE EFFECT OF TECHNOLOGICAL CHANGE.   Although it has
not been so in the past, it is expected that the apparel industry will show more rapid changes in what is state-of-the-art in the future. Any of TES's products could become obsolete at any time due to technological changes and TES may not be able to update its products quickly enough to remain competitive. See "Risk Factors - Research and Development" and "Business - Research and Development." In addition, some of TES's customers have told management that they are delaying purchases in expectation of the development of applications of new technology owned by Tice. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     GENERAL ENVIRONMENTAL RISKS.   TES previously owned and currently
leases the real estate on which its operations are located which is part of a small retail shopping facility, commonly referred to as a strip center. In addition, TES owns real estate on which it intends to build a new facility. See "Business - Property." Accordingly, TES is an "owner/operator" under applicable state and federal environmental laws.
As an operator, TES is potentially responsible for the clean-up of any hazardous or toxic materials that may be improperly located in any of its facilities. TES outsources manufacture of components or products which could involve environmental hazards. Thus, the development and manufacturing processes of TES do not generate any significant quantities of hazardous or toxic materials. See "Business - Manufacturing." Should TES be unable to outsource this type of manufacturing, TES could be required to comply with additional environmental regulations which might result in reduced profit margin or cause TES to change the way it produces the product. The officers of TES are not aware of any hazardous materials improperly located at any of TES's facilities.

     DEPENDENCE UPON EXISTING MANAGEMENT. TES's success is dependent upon the capabilities and reputation of its President, William A. Tice, and of its senior management and technical personnel and on their maintaining or enhancing existing relationships with TES's customers. See "Management." The loss of Mr. Tice or senior management or technical staff could have a materially adverse affect on TES's business. In such event, there can be no assurance that TES could attract qualified replacements.

     RISKS ASSOCIATED WITH SHORTAGE OF QUALIFIED EMPLOYEES. As a result of the expansion of the number of business users of computers and the expansion in demand for computer services and custom software programming, there is a short supply of computer professionals. Computers and software figure in the development of and expansion of the applications of the electronically geared sewing machine technology recently patented by TES. The situation is not expected to improve in the near future. Thus, it is possible that TES could have problems finding, keeping and replacing employees. However, defense contractors have laid off many of their computer/engineering employees and this trend is expected to continue thereby creating a pool of employees from which TES has drawn in the past and who would likely have at least some of the expertise needed by TES.

     RISKS ASSOCIATED WITH UNCERTAINTY OF MARKET ACCEPTANCE OF NEW PRODUCTS. Although TES plans to continue to build and market its traditional product line (which does not involve the new electronically geared technology), TES's success is at least partially dependent on the market's acceptance of the technology involved in the electronically geared sewing machine. Historically, clothing manufacturing has not had significant technological progression since the invention of the sewing machine. However, due to indications of interest from manufacturers, management believes that the new technology is gaining acceptance.
Failure to achieve significant market acceptance will have a material adverse effect on TES's business, financial condition and results of operations. Also, unless the new technology becomes TES's dominant product, TES's growth is also dependent on the continued market acceptance and expansion of its traditional product line. See "Business - Products." TES plans to continue to develop new products for its customers to solve their manufacturing problems which products TES may chose to add to its product line.

     RISKS ASSOCIATED WITH WARRANTY AND SUPPORT OBLIGATIONS. TES traditionally has provided a 90-day warranty against defects in materials and workmanship with most of its products. TES plans to continue this warranty policy. It has been TES's past experience that the warranties have cost it less than 0.5% of gross sales over the past five years. However, this experience could change at any time. In addition, TES anticipates that it will need to implement a support program for the computer software associated with the new technology for the electronically geared machine which is expected to include computer technicians on call 24 hours a day. During the first 24 months, a minimal number of technicians are expected to be needed at an estimated cost of $100,000 per year. The number of technicians needed and costs of the program are expected to increase as more products are sold, but is not expected to exceed 0.5% of gross sales. If TES's estimates of the need for and costs of the support program are significantly lower than the actual costs, TES's profits could be significantly reduced.

     RISKS ASSOCIATED WITH LOSS OF USE OF TRADEMARKS. Management of TES does not believe that it is infringing on the trademark of any other entity in the world. TES obtained a certificate of registration of the name "tice(R)" for use in connection with certain components of stitching machines from the U.S. Patent and Trademark Office in 1980. In addition, TES has applied to register the name, "Tice Technology," and the related logo. If TES were prohibited from using the name, it would lose the benefits of name recognition and its previous marketing.

     UNCERTAINTY AND RISKS ASSOCIATED WITH FUTURE ACQUISITIONS. The Issuer may pursue other acquisitions at some point in the future. Currently, it has no operations other than ownership of TES and does not have the resources necessary to make any material acquisitions. The Issuer has not identified any particular target or target industries. It may make acquisitions in the future in industries which are not related to its current business and in which it may not have any experience or expertise.

     RISKS ASSOCIATED WITH ISSUER'S LACK OF OPERATIONAL HISTORY. The Issuer was incorporated on June 21, 1996 and has not yet engaged in business other than the acquisition of TES as described in this Prospectus. See "Business - General." It therefore has no earnings record. However, the Issuer's wholly owned subsidiary, TES, has been in business since 1964, first as a sole proprietorship then as a partnership and since 1973 as a corporation. See "Selected Financial Data," "Business
- History" and "Financial Statements."

     POSSIBLE INABILITY TO EXERCISE WARRANTS IN CERTAIN STATES. Holders of the Warrants will have the right to exercise the Warrants to purchase Common Shares only if such shares qualify for sale under state securities laws or are exempt from qualification under applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside and there is available a current Prospectus permitting the sale of the Common Shares underlying the Warrants. The Issuer has undertaken and intends to use reasonable efforts to keep current a prospectus which will permit the sale of the Common Shares underlying the Warrants, but there can be no assurance that the Issuer will be able to do so. The Issuer is not required to qualify for sale the Common Shares in any state. The Warrants may lose some of all of their value if a prospectus covering the underlying shares is not kept effective or if the underlying shares are not, or cannot be, qualified in an applicable state. See "Securities."

     NO DIVIDENDS. The Issuer is newly formed and has not paid dividends. It's only significant source of earnings out of which to pay dividends will be dividends it receives from its subsidiary, TES. TES has not historically paid dividends to its shareholders, and has no present plans to institute a policy of declaring dividends. In the foreseeable future, the capital requirements of TES will likely consume all applicable operating profits and other available cash. There is no guarantee that TES, and therefore the Issuer, will pay dividends in the future.

     POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK ON HOLDERS OF COMMON SHARES. The Issuer's Certificate of Incorporation authorizes the issuance of Preferred Shares with designations, rights and preferences as determined from time to time by its Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the dividends, liquidation rights, voting rights or other rights of the holders of Common Shares. The voting rights of any Preferred Shares, however, are limited by the Certificate of Incorporation and cannot exceed the voting rights of any Common Shares.
In the event of issuance, Preferred Shares could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Issuer. See "Securities."

     NO ASSURANCE OF TRADING MARKET. There is not an established public trading market for the Shares or the Warrants. There can be no assurance as to the prices at which the Shares or the Warrants will trade or that such prices will not be significantly below the book value of the Shares.

Until the Shares and the Warrants are fully distributed and an orderly market develops (if at all), the prices at which the Shares or the Warrants trade may fluctuate significantly. Prices for the Shares and the Warrants will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market, investor perception of the Issuer and the industry in which the Issuer participates, and general economic and market conditions.

     ARBITRARY EXERCISE PRICE. The exercise price of the Warrants was determined by management of the Issuer based upon management's assessment of the Issuer's business potential and earnings prospects. It reflects management's opinion relating to the future and may not be indicative of future market prices of the Warrants or the underlying Shares, revenues or profitability.

     SHARES ELIGIBLE FOR FUTURE SALE. Approximately 67% of the issued and outstanding Common Shares of the Issuer (all shares except the Common Shares described in this Prospectus) are "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "1933 Act"). (Class B Common Shares may be converted to Common Shares.) Sales of securities by affiliates of the Issuer may also be subject to Rule 144 resale limitations. Currently, all of the restricted
securities are held by William A. Tice.   See "Principal and Selling
Shareholders." In general, under Rule 144, if adequate public information is available with respect to the Issuer, beginning 90 days after the date of this Prospectus a person who has satisfied a two year holding period may sell, within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of the class of securities in question or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the issuer. Sales of restricted securities by a person who is not an affiliate of the issuer (as defined in the 1933 Act) and who has satisfied a three year holding period may be made without regard to volume limitations, manner of sale, notice or other requirements of Rule 144. The Issuer is unable to predict the effect that sales made pursuant to Rule 144 or other exemptions under the 1933 Act may have on the prevailing market price of the registered Common Shares, or when such sales may begin under the holding period requirements of Rule 144.

                        PLAN OF DISTRIBUTION
                        --------------------

     The Issuer issued 300,000 Common Shares and 1,000,000 Common Stock Purchase Warrants to Monogenesis, a closed-end registered investment company, and Monogenesis distributed the Shares and Warrants to its shareholders as of the date of this Prospectus at a rate of 125 Common Shares and 400 Warrants for each share of stock of Monogenesis held on _______________, 1996. Monogenesis is a statutory underwriter which is distributing the Shares and Warrants on behalf of the Issuer to create a public company (the Issuer) with a substantial shareholder base without having to sell shares in a traditional initial public offering. See "Risk Factors - No Assurance of Trading Market."

     Monogenesis purchased the Shares and Warrants at a price of $0.01 each which is the par value of the Common Shares. In addition, Monogenesis agreed to distribute Shares and Warrants to its approximately 1,200 primarily institutional shareholders at the rate described above. The price was determined by Monogenesis and TES. Monogenesis will retain the Shares and Warrants not distributed and will own less than 1% of the outstanding Common Shares of the Issuer after the Distribution. The Issuer and TES have agreed to pay the expense of registering the Shares and Warrants issued to Monogenesis which expenses include legal, accounting, consulting, transfer agent and filing fees. Through the distribution of the Shares and Warrants by Monogenesis (and the sale of Shares by the Selling Shareholders from time to time), the Issuer hopes to create a public trading market in its Common Shares to facilitate access to public markets and equity capital and future acquisitions and to provide liquidity for employee stock incentive programs and existing shareholders. See "Risk Factors - No Assurance of Trading Market" and "Uncertainty and Risks Associated with Future Acquisitions."

     Since Monogenesis is purchasing Shares and Warrants with the intent to distribute, it is a statutory underwriter under the 1933 Act. Monogenesis is not a broker-dealer and has not participated in any traditional underwritings. It is registered as a closed-end investment company under the Investment Company Act of 1940 and was formed to provide a mechanism for companies to become reporting companies under the 1934 Act in transactions similar to the Distribution. Monogenesis completed one such distribution in 1992. It has two directors - Scot D. Walker and Brian P. Westfall. TES and Mr. Tice have agreed to indemnify Monogenesis against any liability arising out of any representation, warranty or covenant made by TES or Mr. Tice in the agreement with Monogenesis.

     Shareholders of Monogenesis that receive Shares and Warrants will receive such securities as a dividend. No holder of Monogenesis stock will be required to pay any cash or other consideration for the Shares or the Warrants received in the Distribution or surrender or exchange Monogenesis stock in order to receive Shares or Warrants. Holders of the Warrants will be required to pay the exercise price to exercise the Warrants. See "Securities."

     Shareholders, including the recipients of Common Shares distributed by Monogenesis, will be able to sell their Shares and Warrants which are registered, at any time, although the sale of securities by affiliates is limited under Rule 144. It is expected that, at such time as registered Shares or Warrants are sold, such securities will be sold through the selling efforts of brokers or dealers. There is no agreement with any specific brokers or dealers relating to the Shares or the Warrants nor has any plan of distribution or sale of the Shares or Warrants been developed, other than the dividend distribution to Monogenesis shareholders and the debt conversion described above.

     The Shares which are held by Selling Shareholders (or which may be received by Selling Shareholders upon the exercise of employee options) and which are registered hereunder may be disposed of from time to time by the Selling Shareholders, or by permitted transferees, in one or more of the following: (i) to purchasers directly; (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or permitted transferees or from the purchasers of the securities for whom they may act as agent; (iv) by the pledge of the Shares or Warrants as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, effect distribution of the Shares or Warrants or interests therein; (v) to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (vi) in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate a transaction; and (vii) through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market. Such sales may be made at then prevailing prices and terms which may be related to the then current market price or at negotiated prices and terms. In effecting sales brokers or dealers may arrange for other brokers or dealers to participate.

     The Selling Shareholders or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares and Warrants held by the Selling Shareholders, may be deemed to be "underwriters" within the meaning of the 1933 Act, and any profit on the sale of securities by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the 1933 Act. The Issuer and TES will pay all expenses incident to the registration of the Selling Shareholders' Shares and Warrants other than underwriting discounts or commissions, brokerage fees and the fees and expenses of counsel to the Selling Shareholders, if any. The Issuer will not receive any proceeds from the sale of Shares or Warrants by the Selling Shareholders. In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares and Warrants pursuant to this Prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the Commission.

     Prior to or on the effective date of the registration statement, the Issuer will file a registration statement under the 1934 Act registering the Shares and the Warrants thereunder. Such filing together with the filing of the registration statement under the 1933 Act will subject the Issuer to the reporting requirements of the 1934 Act and the Issuer will be a public company. The Issuer has applied for quotation of the Shares and Warrants on the OTC Bulletin Board. At such time as it meets listing criteria, it intends to apply for a listing of the Shares and the Warrants on a national exchange which reports transactions on a real time basis; however, there can be no assurance that the Shares and the Warrants will be so listed.

                          USE OF PROCEEDS
                          ---------------

     TES borrowed $255,187 from six persons in July and August of 1996. The debt was evidenced by promissory notes bearing interest at 10% per annum with original maturity dates of September 1, 1996 which were extended to January 29, 1997. The proceeds of the notes were used as working capital primarily to continue development of the electronically geared technology. The Issuer is offering the holders of the notes up to 88,560 Common Shares in exchange for the principal and interest on such notes through December 15, 1996 at $3.00 per share. The Issuer will not receive any proceeds upon conversion of the notes.

     The minimal proceeds derived from the sale of the Shares and Warrants to Monogenesis and any proceeds derived upon the exercise of any Warrants or options held by TES employees will be used as working capital to hire additional employees including mechanical and electrical engineers, purchase additional equipment and expand TES's facility to address expected demand for the new technology. However, even if none or only a small portion of the Warrants are exercised, there will not be sufficient funds and TES will need to obtain funds from licenses fees or financing which may or may not be available. See "Risk Factors - Lack of Working Capital." The Issuer does not have any plans at this time to use the proceeds to acquire additional businesses. The Issuer will not receive any proceeds from the sale of Shares or Warrants by the Selling Shareholders. See "Plan of Distribution."

                           CAPITALIZATION
                           --------------

     The capitalization of TES (prior to its acquisition by the Issuer) and the pro forma capitalization of the Issuer (giving effect to the acquisition of TES) as of September 30, 1996 are as follows:

=============================================================================
Capitalization of TES Prior to Acquisition:
=============================================================================
           Stockholders' Equity:

                  Common stock
                       no par value; 2,000 shares authorized;
                       750 shares issued and outstanding          $  8,634
                  Stock Warrants to purchase 30 shares               4,859

           Retained Earnings                                       438,728
                                                                  --------

                  Total Stockholders' Equity                      $452,221
                                                                  ========

=============================================================================
Pro Forma Capitalization of the Issuer Assuming Acquisition of TES and
Conversion of TES Debt:
=============================================================================

           Stockholders' Equity

                Common Shares
                     par value - $0.01 per share;
                     30,000,000 authorized
                     5,838,780 shares issued and outstanding(1) $ 58,388



                Class B Common Shares
                     par value - $0.01 per share;
                     5,000,000 shares authorized;
                     750,000 shares issued and outstanding            7,500

                Class D Common Shares
                     par value - $0.01 per share;
                     600,000 shares authorized;
                     no shares issued and outstanding                   -0-
                                                                   --------

                Total Common Shares                                $ 65,888

                Preferred Shares
                     par value - $0.01 per share;
                     10,000,000 shares authorized;
                     no shares issued and outstanding                   -0-

           Paid-in Surplus (2)                                      226,285
           Retained Earnings                                        428,235
                                                                   --------

                Total Stockholders' Equity                         $720,408
                                                                   ========

--------------------------------------------------------------------------------

      (1) In addition to the Common Shares of the Issuer held by the former shareholder of TES, the issued and outstanding Common Shares of the Issuer include the 300,000 Common Shares issued to Monogenesis for $3,000, the 238,470 Common Shares issued to JWSI and the 88,560 Common Shares issued upon conversion of TES debt. This number does not include the 1,000,000 Common Shares which may be issued upon the exercise of the Warrants or the 54,750 Common Shares which may be issued upon the exercise of the options held by TES employees. See "Securities."

      (2) Pro forma balance sheets assuming acquisition of TES by the Issuer and conversion of TES debt and showing pro forma adjustments are included in their entirety elsewhere in this Prospectus. See "Financial Statements."

                                    BUSINESS
                                    --------

GENERAL
-------

     The Issuer was formed as a holding company for TES on June 21, 1996 in connection with the registration of the Shares and Warrants to create a public company with a substantial shareholder base without having to sell shares in a traditional initial public offering (through the shareholder base of Monogenesis). It is also believed that establishing the Issuer as a public company may facilitate acquisitions at some point in the future. No particular acquisition targets have been identified and the Issuer does not currently have the resources to make a material acquisition. See "Risk Factors - Uncertainty and Risks Associated with Future Acquisitions." The Issuer received all of the issued and outstanding shares of stock of TES from Mr. Tice in exchange for 5,211,750 Common Shares and 750,000 Class B Common Shares as of the date of this Prospectus. The number of shares exchanged was determined by TES and Monogenesis taking into consideration the proposed public float and ownership interests. All of the Issuer's current business operations are conducted through TES.

     Of TES's historical revenue, 95% is derived from the sale of products designed and manufactured by TES and further described below. The remaining 5% is derived from rents received from real property owned by TES and some consulting fees. TES sold the rental real estate on September 30, 1996. The consulting fees are very minor as independent revenues; traditionally these fees are encompassed in the design and manufacture of TES's products for a particular customer.

     TES performs original research engineering design, prototype development and testing for its garment production line stitching machines and related equipment. During manufacture and assembly, the arrangement of component parts of a tice(R) product are configured to meet the purchaser's special production line application requirements.
Accordingly, most of TES's products are made-to-order pursuant to contractual arrangements with purchasers. See "Business - Products." Generally, a potential customer outlines a need or problem relating to their manufacturing process, TES reviews the need and estimates the cost to provide the product or solution. See "Risk Factors -Risks Associated with Fixed Price Contracts." Often then TES applies the technology developed pursuant to a contract to other applications or sells the product developed to other parties. See "Business - Products." TES also manufactures replacement parts for its products and a few minor attachments and provides consulting services at hourly rates.

     During the past five years in addition to marketing and selling the conventional product line that it has sold for some time, TES has spent considerable time developing new technology and has obtained three patents, two in 1994 and one in 1995. See "Business - Products." The bulk of research efforts since 1993 have been centered on the electronic gearing technology. This technology was initially developed for the double needle belt loop machine and, by using a computer and servo motors, eliminates approximately 90% of the mechanical parts as well as certain other technical problems associated with the machine. TES also believes the technology has application to many other types of machines including machines used in industries other than the sewing industry. To date, in addition to the double needle belt loop machine, TES has built "proof of concept" models of the multi-head buttonhole machine, the lap seam felling machine and the plain lock stitch sewing machine. See "Business - Research and Development."

     TES's success is dependant on its ability to provide solutions to the sewing industry (and, to a certain extent, some other industries) through its existing products or by developing new or enhanced products. TES generally employs five engineers, but expects to employ more in the future. In addition, Mr. Tice has worked in the business for more than 30 years and has substantial experience in designing solutions and estimating the costs of providing solutions. Recently in light of the rapid changes management expects will occur in TES's business resulting from the development and exploration of the electronic gearing technology, TES has hired additional key personnel who it believes have the ability to run the business.

     John Burchill is currently acting as TES's general manager. He has worked in the sewing machine industry for approximately 35 years and was previously Manager of New Products and Technical Services for Brother International Corp., the U.S. division of Brother Industries, Ltd., one of the world's largest sewing machine manufacturers.

     Eric Watson has accepted employment with TES as Electronics Manager. Mr. Watson received his B.S.E.E. from Northeastern University, College of Engineering, in Boston, Massachusetts in 1989. From 1983 (prior to receiving his degree) through November of this year, he has been employed as a project and design engineer for Loral Hycor, Inc., in Woburn, Massachusetts which is a defense contractor selling products to the government and commercial industries.

PRODUCTS
--------

     TES sells various products mainly to the sewn products industry. Many of its products are covered by patents which generally provide protection for seventeen years from date of issue. TES's basic products include:

     1) Twin Needle Belt-Loop Sewing Machines -- This machine takes pre-sewn belt loop material, which is in lengths of 50 to 150 feet, and feeds the belt loop out to the proper length, cuts the belt loop and folds both ends under by way of turning pins. Next, the operator activation presents the pre-cut, pre-folded belt loop to the pants waistband whereupon two air-operated presser feet descend upon the folded belt loop ends, the turning pins retract and both ends of the belt loop are sewn on simultaneously. The presser feet return to the up position, the operator moves the garment and the process is repeated. TES has developed a prototype of the Twin Needle Belt-Loop Sewing Machine, which uses the new electronic gearing technology. It is covered by TES's patent #5,458,075 which was issued on October 17, 1995.

     2) Ergonomic Stands -- These stands are either pneumatically or electronically activated by the operator who can move the table top up and down, stopping at any desired height, thus helping production and physical approach to the machine/stand combination. These stands are covered by TES's patent #5,313,892 which was issued on May 24, 1994.

     3) Single Needle Belt-Loop Machines -- This machine takes pre-sewn belt loop material which is in lengths of 50 to 150 feet. The machine feeds the belt loop out to the proper length, cuts the belt loop and folds both ends under by way of turning pins. Next, the operator activation presents the pre-cut, pre-folded belt loop to the pants waistband whereupon two air-operated presser feet descend upon the folded belt loop ends, the turning pins then retract, one end of the belt loop is sewn, the unit indexes and the opposite end of the belt loop is sewn. The presser feet return to the up position, the operator moves the garment and the process is repeated. All patents, if any, on this product have expired.

     4) Button Hole Indexers -- This unit uses a conventional single head buttonhole machine. The operator places a shirt panel with the placard already formed at the beginning position on the buttonhole indexer moving plate and engages the starting button. The first buttonhole is sewn, upon completion the shirt panel is indexed the proper distance where the second buttonhole is sewn, it is once again indexed and this process continues through six, seven or eight buttonholes. The panel is then removed and the operator starts the process again. All patents, if any, on this product have expired.

     5) Takeaway Mechanisms -- These mechanisms are built to customer specifications and are used for the purpose of moving parts or full garments from one point to another. This product is covered under TES's patent #5,303,910 which was issued on April 19, 1994.

     6) Indexing Stackers -- Indexing stackers incorporate the patented take-away and pick-up device described in patent #5,303,910 where as the pick-up / take-away mechanism moves the particular part to a predetermined position where it is placed, the stacker then moves so that the next part picked up by the take-away is placed in a different stack, the indexer then returns to the original position to await receipt of the next part. The sequence is then repeated.

     7) Label Loader Folders -- The label loader folders feeds a label from a hopper to a folding mechanism that folds the label, if required. It presents the label to the sewing machine which is then activated, the label is sewn on the garment. The label loader repeats the process. This product is covered by TES's patents #4,677,923 and #4,979,934 which were issued on July 7, 1987 and December 25, 1990 respectively.

     8) Automatic "J" Tackers -- The term automatic "J" tacker is a generic term for a machine designed to make one tack then shift and place a second tack automatically. These tacks are normally placed in positions on garments that require additional reinforcement to add strength. Patents on this product, if any, have expired.

     9) Belt-Loop Winders -- During the process of manufacturing a belt loop in lengths of 50 to 150 feet, the belt loop winder winds the belt loop up on a reel (very similar in appearance to a movie reel that film is wound on). These reels are then taken to a belt loop machine where the belt loop material is then pulled off these reels by the belt loop sewing machine. No patents exist on this product.

     10) Needle Positioners -- Needle positioners are air operated units that are retrofitted to existing conventional sewing machines. This unit when activated positions the needle up and out of the sewn work. This process was traditionally done by the operator turning the pulley hand wheel. This product is covered under TES's patents #4,271,775 and #4,270,474 which were issued on June 9, 1981 and June 2, 1981 respectively.

     11) Pocket Creasers -- The pocket creaser takes the pre-formed and cut pocket material and first folds it, then creases it by means of heat so that the operator can sew the pocket in a closed fashion into the garment or, in the case of a back pocket, onto the outside of the garment. No patents exist on this product.

     12) Pneumatic Circuit Boards -- This technology was discovered in the mid-1970's at which time TES was only one of two companies (that TES is aware of) who were capable of manufacturing multi-level pneumatic circuit boards. Basically, the circuit boards are multi-layered acrylic sheets that are grooved and ported to facilitate the flow of air to specific ports in a valve configuration. This technology to air is similar to an electronic printed circuit board and greatly enhances the capability of pneumatic operations. No patents exist on this technology although the circuit boards created were copyrighted from 1976 to 1986 at which time the use was greatly reduced as TES converted to electronics.

     13) Air Operated Clamp Lifts -- The function of the air operated clamp lift is to semi-automate tacker sewing machines. The clamp lift controls the raising and lowering of the presser foot and the engaging of the sewing machine into the sew cycle. TES's patents on this product have expired.

     14) Electronic Gearing Components for Sewing Machines -- The technology referred to as electronic gearing is the ability to coordinate to within one-eighth of one degree the accuracy between the needle and the bobbin hook assembly of a sewing machine. TES believes that this technology has many applications and is used in the Twin Needle Belt-Loop Sewing Machine which operates as described above and is covered by TES's patent #5,458,075 issued on October 17, 1995.

     During fiscal year 1996, sales of the Label Loader Folders contributed 17% to consolidated revenues with sales of the folders divided between three different models, contributing 14%, 1.6% and 1.4%, respectively. During fiscal year 1995, sales of the Label Loader Folders constituted 21% of revenues, split between two models at 18.6% and 2.4% each. There were no products which contributed 15% or more revenues during fiscal year 1994. Management expects that products containing the electronic gearing technology will become its dominant products over the next several years.

     Historically, TES has primarily designed and manufactured special application equipment and attachments for denim (blue jeans) and work wear manufacturers. It also has manufactured equipment for other types of sewing manufacturers that produce drapery products; upholstery; shoes; sewn medical supplies; boat, car and aircraft interiors; and general apparel. Currently, TES receives approximately 80% of its annual revenue from three denim and work wear manufacturers - Levi Strauss & Co., Wrangler, Inc. and A.B. Fab Company. The loss of any of these customers could materially affect TES's revenues and net income. See "Risk Factors - Dependence on Limited Number of Customers." However, management believes that, as it further develops uses for the electronic gearing technology, TES's dependence on a few customers or segment of the sewing industry will lessen or disappear.

PATENTS
-------

     TES's success depends in large part on its ability to exploit its existing patents and to obtain additional patents on similar or new technology. TES currently has eight patents under which it is producing products and is working on designs for additional products. See "Business- Research and Development." The patents have expiration dates ranging from 1998 to 2012. TES also sells products on which it holds patents that have expired. See "Business - Products." TES is currently working on obtaining patent protection in countries other than the U.S. on its electronic gearing technology.

     There can be no assurance that foreign patents will be approved, that TES will develop additional proprietary products that are patentable, that any patents issued to TES will provide TES with competitive advantages or will not be challenged or that the patents of others will not prevent the commercialization of products incorporating the technology. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate TES's products or design around its patents. Any of the foregoing could have a material adverse effect on TES's results of operations and financial condition.

     Litigation, which could result in substantial costs to TES, may also be necessary to enforce its patents or to determine the scope and validity of third party proprietary rights. If competitors or customers of TES that claim technology also claimed by TES prepare and file patent applications, TES may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs to TES, even if the eventual outcome is favorable. Any such litigation or proceedings, regardless of outcome, could be expensive and time consuming or subject TES to significant liability, require disputed rights to be licensed from third parties or require TES to cease using the technology, all of which could have a material adverse effect on TES's results of operations. TES does not know of any threatened challenges to any of its patents.

RESEARCH AND DEVELOPMENT
------------------------

     TES primarily provides solutions to production or ergonomic problems of its customers which are primarily sewing manufacturers and produces and markets such products or technology. It also modifies existing products and markets them for different applications. When a sewing manufacturer or other customer comes to TES with a problem, TES will generally consult, build and then manufacture a piece of equipment designed to eliminate or lessen production or ergonomic problems or enhance production capabilities. Once the piece of equipment has been designed and produced as required by the customer, TES generally retains rights to the design and then offers the equipment and technology to the industry as a whole. In many cases, TES obtains a patent on the process to protect its rights. See "Risk Factors - Dependence on Patents and Ability to Protect Proprietary Products."

     At the present time, TES is in the process of designing and building the following equipment:

     . A custom designed pickup and delivery system for a bedding manufacturer.

     . An apparatus to automatically inflate soccer balls for a sporting goods manufacturer.

     . A special system to rotate heating dryers for silk screen printing for the same sporting goods manufacturer.

     . A unit to cut belt loop and other like materials to obtain a point cut on both ends.

TES is also in the process of designing the following equipment which uses TES's newly patented electronically gearing technology:

     .    A multi-head button hole machine.

     .    A multi-head button sewing machine.

     .    A felling machine.

     .    A single needle plain sewer.

TES incurred research and development expenses of $140,990, $192,364 and $231,849, respectively in fiscal years 1994, 1995 and 1996 and has incurred research and development expenses of $50,957 during the first six months of fiscal year 1996.

     With respect to the felling machine, TES entered into a Joint Development Agreement with a denim clothing manufacturer to develop a felling machine suitable for inseaming jeans using the TES computer controlled sewing mechanism. Under the agreement, TES retains ownership of the technology, but granted the manufacturer a nonexclusive, paid-up license to the jointly developed technology. The manufacturer paid TES a fee of $300,000 to develop the technology. In return, in addition to the license, it has the exclusive right after production of the first sewing machine to purchase the resulting sewing machines so long as it purchases a minimum of the lesser of TES's entire production or 249 machines during each year. The cost of each machine is as agreed to, but in no event in excess of $20,000 per machine. With respect to machines sold to any other person, the manufacturer is entitled to receive a royalty of 4% of the gross selling price until such time as it has received an amount equal to the amount paid by it to develop the product plus interest at a rate of 10% per annum. TES currently has a first generation prototype of the felling machine in operation.

     TES also has entered into a non-binding letter of agreement with Brother Industries, Ltd. ("Brother") of Nagoya, Japan relating to a license of the technology to be used with the electronically geared sewing machines which sets out certain terms relating to a potential license. This license would also be nonexclusive. The letter describes the financial terms of the license, the legal terms of which are to be negotiated. In return for the nonexclusive license of the technology, Brother will pay TES, for each class of industrial sewing machines in which it uses the technology, an initial license fee of $250,000, a 2% royalty on the FOB value of shipments of such class and an additional license fee of $250,000 if the cumulative FOB value of shipments of such classes reaches $30,000,000. At such point as the technology has been applied to 12 classes and TES has received license fees of $6,000,000, no further license fees will be paid to TES. Negotiations of the final agreement are ongoing.

MARKET
------

     TES's customers are primarily, but not exclusively, apparel manufacturers. In addition to providing products used in apparel manufacturing, TES has designed and built special equipment for Ford Motor Company, Lockheed Aerospace, Camel Tent and Awning, and California Sail and Rigging as well as a number of furniture manufacturers and medical supply companies. An example of special equipment that TES has produced is an automated soccer ball inflater. These types of sales make up approximately 1% of TES's revenues.

     TES currently markets primarily to the apparel industry. It sells its products and services directly to end users as well as by means of a dealer network of approximately 125 dealers worldwide. In addition, TES advertises monthly in one or more of the apparel industry's international trade magazines. TES also regularly attends apparel industry trade shows as an exhibitor to display its equipment and technology. TES exhibited at a trade show in Japan in May 1996 and at the Bobbin Show in Atlanta in October 1996. It also plans to exhibit at the IMB Show in Cologne, Germany in May 1997.

BACKLOG
-------

     TES estimates that its backlog orders believed to be firm as of March 31, 1996 and 1995 were $780,000 and $612,000 respectively. TES estimates that 98% of its backlog on March 31, 1996 will be completed during the fiscal year which will end on March 31, 1997.

COMPETITION
-----------

     Management believes that all of the large Japanese and most of the other manufacturers of equipment for the apparel industry maintain research and development departments which perform research along the same lines as TES. All of these companies are much larger than TES and have much larger research and development facilities. See "Risk Factors - Potential Adverse Effects of

Competition." In addition, management estimates that there are four companies of approximately the same size as TES that provide similar services and products. TES's management is also aware of two companies in Europe which perform similar services, but does not know the size of the companies.

     Like TES, most of these competitors perform research and development at a customer's request. TES has found that its competitors have designed products similar to TES's Single Needle Belt Loop Machine, Ergonomic Stands and Pocket Creasers to which extent there is direct competition with these TES products. Generally, the market in this industry is targeted through advertising in trade journals and attendance at trade shows such as the Bobbin Show. The principal methods of competition, in addition to technology, are price, workmanship, overall machine performance and service offered.

MANUFACTURING
-------------

     TES generally manufactures all prototype products which it develops pursuant to service agreements and manufactures the already developed products it offers. It also sometimes manufactures the final products under such contracts for the customer. However, TES's general policy has been to outsource manufacturing of components (such as nickel and chrome plating for the ergonomic stands) which for various reasons create environmental hazards. So far TES has found that it has generally been less expensive to outsource when the environmental compliance costs are factored in. In the event that TES were no longer able to outsource the manufacture of these components or products, it would most likely change the finish. TES has no current plans or perceived need to make any material capital expenditures for environmental control.

     TES's facility has the machining capabilities of sawing, milling, welding, brazing, sanding, surface grinding, drilling, tapping, threading, turning (lathe), riveting, bending, heat treating and painting. TES maintains an assembly department which consists of eight assembly stations, each with an assortment of hand tools, electronic and air-driven power tools, vises, air supply and electronic requirements. In addition, the assembly department has two stations designated for the assembly of electronic circuit boards and components. During manufacture and assembly and prior to shipment, each product manufactured by TES goes through a series of quality checks.

     TES maintains an in-house inventory of all parts it manufactures and approximately 80% of the components supplied by outside vendors. Approximately 25% of components of TES products are vendor supplied. TES generally uses components supplied by a number of different sources and is therefore not predominantly dependant on one supplier of any component of any of its products. In addition, with the exception of a few items such as P.L.C.'s (programmable logic controller, i.e. mini computer), PC computers, electric motors and electric switches (which are available from numerous suppliers), TES has the capability of manufacturing the components used in its products. Raw materials are also available from many suppliers.

PROPERTY
--------

     Until September 30, 1996 when it was sold, TES owned a small retail shopping facility (commonly known as a strip center) in Knoxville, Tennessee. The land and building were valued at $755,000 on TES's balance sheet. The property was sold for $825,000. The proceeds were primarily used to pay off bank loans. TES uses approximately 20,000 square feet of the total 33,000 square feet available at the strip center for its operations and under an oral agreement with the buyer may remain in the space rent free until May 1997. After that time, TES may continue to rent the space on a month to month basis at a rate to be negotiated (which is expected to be in the vicinity of $4,000 per month). Of that space, the manufacturing area consists of 18,000 square feet , 2,000 square feet of which constitute research and development operations. The remaining 2,000 square feet houses the administrative offices.

     TES also owns approximately 5.71 acres of undeveloped land approximately one quarter mile from the existing facility. To meet anticipated growth needs, TES plans to build a 55,000 square foot building consisting of 40,000 square feet for manufacturing and assembly and 15,000 for research and development and administrative offices on the land. TES has architectural drawings of the proposed facility and, assuming sufficient capital is available, expects the facility to be complete by September 1997. See "Risk Factors - Lack of Working Capital." In the event that TES were unable to remain in its current space until its new facility is built, management believes that there is adequate available space in the Knoxville area and that this would not create a problem for TES. TES has no unusual space requirements.

     TES's machinery and equipment consists of saws, mills, welding and brazing equipment, sanders, surface grinders, drill presses, tapping and threading machines, lathes, riveting and binding equipment, heat treating ovens and painting equipment, hand tools, electronic and air-driven power tools, vises, air compressors and electronic testing equipment. TES's machinery and equipment is valued at $560,000 on TES's balance sheet. Management believes replacement costs would be closer to $1,000,000.

EMPLOYEES
---------

     TES is a non-union shop with eighteen hourly employees. It also has eight salaried employees. TES employees are machinists, welding specialists, electronic specialists, assembly personnel, shipping and inventory personnel, clerical workers, electronic and mechanical engineers and sales and service personnel. Approximately 70% of TES's employees have been employees of TES for at least ten years.

HISTORY
-------

     TES was founded by Richard E. Tice (William Tice's father) in 1964 as a contract designer and manufacturer of specialized, pneumatically operated garment sewing equipment. Richard Tice had entered the garment making industry in 1916 as a 13 year old apparel factory worker and worked through the years as a sewing machine mechanic and equipment innovator, obtaining his first patent in 1950. William A. Tice began working in his father's firm in the 1960's when he was a teenager. Upon his father's retirement in 1972, William Tice began running the business and in 1973 incorporated as Tice Engineering and Sales, Inc. Mr. Tice purchased the last of his father's shares in TES in 1979 and purchased shares held by his mother in 1995. William Tice obtained his first patent in 1975.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------


     The following is management's discussion and analysis of TES's financial condition and results of operations for the six month periods ended September 30, 1996 and 1995 and the years ended March 31, 1996, 1995 and 1994.

ANALYSIS OF OPERATIONS
----------------------

Six Months Ended September 30, 1996 Compared to Six Months Ended September
--------------------------------------------------------------------------
30, 1995.
--------

     Net sales revenue for the first six months of fiscal year 1996 (the "1996 Period") was $833,243 compared with $541,499 for the first six months of fiscal year 1997 (the "1997 Period"). The 1996 Period included $218,061 (26% of sales) of Label Loader/Folders, $187,577 (23% of sale revenue) in sales of Ergonomic Stands, and $168,136 (20% of sales) of Automatic J-Tackers whereas the first six months of 1997 did not contain comparable sales. Equipment such as the Label Loader/Folders or Ergonomic Stands are sometimes ordered by an apparel manufacturer in large quantities in one quarter to replace or update their existing equipment within their budget period and such sales can easily affect the total sales dollars of one period versus another. The six month period constituted more than half (69%) of TES's revenues for fiscal year 1996. For the 1997 Period, net sales revenue primarily consisted of $294,467 (54% of sales) of Label Loader/Folders and $80,390 (15% of sales) of Automatic J-Tackers. The Label Loader/Folders are part of TES's regular product line on which it holds a patent and are ordered periodically by its customers. TES typically does not have sales equally divided throughout the year and the timing of large sales vary from year to year. The remaining revenues from this period were generated from sales of a mix of TES's other products (primarily Ergonomic Stands and Single Needle Belt Loop Machines) and parts replacement sales.

     Management believes that less than 5% of TES's products will become obsolete in the near future. Most of TES's main products are patented providing some protection from competitors. In addition, although management expects its larger customers to purchase products containing the electronic gearing technology instead of certain other TES products, management believes that many of its smaller customers or customers located in third world countries will not be able to afford the equipment using the new technology and will continue to purchase traditional products. Management believes that the new electronic gearing technology will only replace approximately 10% of its existing product line in the near future. In addition, management believes that the decrease in sales for the 1997 Period as compared to the period of the previous year was due to the adverse effect of TES's development of the new electronic gearing technology on sales of existing products. Some of TES's customers have indicated that they are holding orders for traditional equipment anticipating a conversion to the new technology. Specifically, certain customers have indicated that they may want to order the Twin Needle Belt Loop Machine, the Off-the-Arm Lap Seam Felling Machine, the Button Hole Machine and the Button Sewer incorporating the electronic gearing technology. TES is currently testing production machines using the electronic gearing technology and management believes that it can deliver production models of the Twin Needle Belt Loop Machine in early spring of 1997.

     Cost of sales for the 1996 Period amounted to $550,362 compared to $370,796 for the 1997 Period. Cost of sales reduced in proportion to the reduction of gross sales between the two periods. Gross profit for the 1996 Period was $282,881 as compared to $170,703 for the 1997 Period. This represents a reduction of the gross profit margin from 33.9% for the 1996 Period to 31.5% for the 1997 Period. Gross profit margin was higher in the 1996 Period due to the number of sales of the Ergonomic Stand which have a lower direct labor cost than the products produced during the 1997 Period. Direct labor in production and assembly represented 7.4% of sales in the first six months of 1996 whereas direct labor represented 10.7% of sales in the same period of fiscal year 1997. Sales and service salaries were reduced by 38.3% for the 1997 Period as compared to the 1996 Period because of the departure of a sales representative who was not immediately replaced (but has now been replaced). In addition, TES did not use the services of a consultant that it had used during the same period of the prior year thereby reducing commission/consulting fees from $6,000 to $550. The lower gross profit margin for the 1997 Period is also a direct reflection of the indirect labor and overhead costs which were reduced only by 9% from the 1996 Period while sales were down by 35%.

     Operating expenses (selling, general and administrative expenses) increased from $158,708 for the 1996 Period to $205,785 for the 1997 Period. Operating expenses as a percentage of revenues from sales increased significantly from 19% to 38% for the first six months of fiscal year 1996 as compared to the same period of fiscal year 1997. Although overall operating expenses decreased for the 1997 Period, expenses relating to research and development in the 1996 Period were $110,529 which is more than double the expenses of $50,957 incurred in the 1997 Period thereby reducing the percentage of expenses to sales for the 1997 Period.

     Airplane and travel related expenses (including vehicle and meals) decreased from $63,263 for the 1996 Period to $39,215 during the 1997 Period as a result of TES's sale of the aircraft in the last half of fiscal year 1996. The 1997 Period airplane expenses were expenses incurred in chartering aircraft after the sale of the airplane. Management found that, under certain circumstances, it is less expensive to charter aircraft than to take a commercial flight, especially when there are several people traveling, thereby often saving hotel and other costs if a one-day trip is not possible using commercial airlines.

     The amount of patent expenses amortized in the 1997 Period increased to $2,274 from $611 for the 1996 Period since TES was able to begin amortizing the expenses incurred in obtaining the patent for the electronic gearing technology in October 1995. Marketing expenses associated with the new electronic gearing technology were incurred in the 1997 Period in the amount of $18,331

(while no such expenses were incurred in the 1996 Period) and legal and accounting expenses decreased from $25,751 during the 1996 Period to $3,740 during the 1997 Period. Indirect labor (payroll and benefit costs) increased from $93,577 during the 1996 Period to $106,762 during the 1997 Period due to the addition of key employees. Other tax expense increased from $10 in the first six months of 1996 to $9,699 in the same period of fiscal year 1997 as a result of taxes owed upon the sale of the shopping center in September of 1996.

     Other income (expenses) reduced net income by $35,088 in the first six months of 1996 and increased net income by $387,123 in the same period of 1997. Other income for the 1996 Period included the $100,000 payment under the contract with the denim clothing manufacturer which was offset by $110,529 in research and development expenses related to the contract and development of the electronic gearing technology. In 1997, TES spent $50,957 on research and development for the same purposes but no additional funding was received from the manufacturer. The 1997 Period included a gain on the sale of the strip shopping center in the amount of $468,363. Historically, TES has received a significant portion of other income as rental income from the strip shopping center, $24,125 for the first six months of fiscal year 1996 and $28,200 for the first six months of fiscal year 1997. TES also had interest expense of $48,867 and $58,483 for the first six months of 1996 and 1997, respectively. For future periods, these items will change since on September 30, 1996, TES sold the rental real estate and paid off a significant portion of its debt. Thus, it will not receive future rental income and its interest expenses will be reduced.

     The average amount of outstanding debt for the 1996 Period was $1,269,450 at an average interest rate of 9.75% while the average amount of outstanding debt for the 1997 Period was $990,780 at the same average interest rate. The amount of outstanding debt was reduced significantly on September 30, 1996 when approximately$790,000 was paid to one of TES's lenders in satisfaction of several loans.

     TES had a net income of $89,085 in the first six months of fiscal 1996 compared with a net income before provision for income taxes of $352,041 in the first six months of fiscal 1997. The major factor in the net greater income from operations of $124,173 for the first six months of fiscal 1996 was the high volume of sales of the Ergonomic Stands which was not repeated during the 1997 Period. The gain for the 1997 Period is primarily attributable to the sale of the real estate on September 30, 1996. TES has a loss from operations of $35,082 for the first six months of the 1997 Period. After income taxes, TES's net income was $64,141 and $306,798 for the 1996 and 1997 Periods respectively.

Year ended March 31, 1996 Compared with Years Ended March 31, 1995 and 1994
---------------------------------------------------------------------------

     Net sales revenue for 1996 was $1,242,558 compared to $1,239,854 for 1995, and $1,308,708 for 1994. In fiscal year 1996, sales of the Label Loader/Folders constituted 17% of sales revenue. The sales were divided among three models - 14%, 1.6% and 1.14%. In fiscal year 1995, sales of Label Loader/Folders represented 21% of sales revenue, divided between two models - 18.6% and 2.4%. Sales of no other products represented 15% or more of sales revenue in either year. In fiscal year 1994, a variety of products and parts replacements were sold with sales of no one product constituting 15% or more of sales revenues. Revenues from services such as providing seminars, on-site installation fees and non-warranty equipment repair amounted to less than 1% of sales in each of the periods listed.

     Cost of sales have decreased in each succeeding year since 1994. Cost of sales amounted to $808,161 in 1996, $867,702 in 1995 and $999,797 in 1994. Gross
profit margin was $434,397 for 1996 as compared to $372,152 for 1995 and $308,911 for 1994. The gross profit margin improved in each of these years going from 23.6% in 1994 to 30.1% in 1995 and 35% in 1996. This improvement was largely due to the lower material costs which reduced in proportion to gross sales, material costs also reduced due to the type of sales made since certain products, such as Ergonomic Stands, contain less costly materials. In addition, management has worked to consolidate material purchases to obtain better volume discounts from suppliers. Another significant factor in the reduction of cost of sales was the reduction in sales and services salaries in fiscal year 1996 due to the loss of sales/service personnel late in the year who were not replaced until the following year.

     Operating expenses (selling, general and administrative) decreased from $331,898 in 1994 to $307,594 in 1995 then increased to $379,687 in 1996.
Operating expenses were 25.4% of sales revenue in 1994 as compared to 24.8% of sales revenue in 1995, and 30.6% of sales revenue in 1996. Additional operating expenses related directly to research and development increased from $140,990 in 1994 to $192,364 in 1995 and $231,849 in 1996.

     Airplane and travel related expenses increased from $45,101 in 1994 to $58,361 in 1995 and $94,905 in 1996. The large increase in fiscal year 1996 was due to $20,000 of expenses incurred due to mandatory aircraft maintenance as regulated by the Federal Aviation Administration. An additional $8,000 was incurred in 1996 due to travel by vehicle where a van was rented to take a prototype Electronically Geared Sewing Machine to various customer locations to introduce the equipment to the market. The company aircraft was then sold in November 1995, but additional airplane expenses were incurred as aircraft was chartered as needed to cover trips which would have otherwise required overnight stays and other expenses which would have been incurred to travel via commercial airlines.

     The amount of patent expenses amortized increased from $72 in 1994 to $4,042 in 1996 due to the ability to being amortizing expenses related to the new Electronic Gearing Technology after its patent was issued in October 1995. Legal and accounting expenses increased from $6,030 in 1994 to $8,300 in 1995 and to $41,500 in 1996. The increase was due to the expenses associated with preparing the licenses for the new electronic gearing technology as well as consultations with attorneys and accountants relating to this registration statement. Indirect labor (payroll and benefit costs) amounted to $220,094 in 1994, $203,030 in 1995 and $256,499 in 1996. Payroll and benefit costs represented 16.8% of sales in 1994, 16.4% of sales in 1995 and 20.6% of sales in 1996. Increase in payroll costs in 1996 was related to increases in clerical support staff and engineering staff.

     Other expenses amounted to $198,095 in 1994 as opposed to $99,811 in 1995 and $30,093 in 1996. Research and development expenses totaled $140,990 in 1994 and were associated with the development of the new electronic gearing technology. In 1995 research and development expenses totaled $192,364, but were offset by the receipt of $150,000 from a denim clothing manufacturer to develop a machine which uses the electronic gearing technology. In 1996 research and development expenses totaled $231,849 and were also offset by the receipt of $150,000 from the same denim clothing manufacturer to continue development of the machine. Additional income of $105,593 was realized in 1996 due to the sale of the company aircraft in November 1995. Additional income of $7,275 received in 1996 was due to commissions on outgoing freight.

     Interest expense increased from $91,585 in 1994 to $111,772 in 1995 then reduced to $110,863 in 1996. The average debt for fiscal year 1994 was $1,112,700 at an average interest rate of 8.58% as compared to the average debt for fiscal year 1995 which was $1,245,300 at an average interest rate of 9.27%, and an average debt for fiscal year 1996 of $1,177,500 at an average interest rate of 9.75%. The reduction in interest paid in 1996 was a direct result of the reduction in debt which resulted from the sale of the company aircraft in November 1995.

     TES has a net loss before taxes of $221,082 in 1994 with a provision for income tax benefit of $41,680 which resulted in a net loss of $179,402. The net loss before taxes in 1995 amounted to $35,253 with a provision for income tax benefit of $5,591 which resulted in a net loss of $29,662. Then in 1996 TES showed a net income of $24,617 which when reduced by income taxes of $5,537 resulted in a net income of $19,080. After implementing a change in accounting principal in 1994 which accounted for deferred income taxes due to past losses the resulting income/losses for the three year period was a net loss in 1994 of $109,483; a net loss in 1995 of $29,662; and net income in 1996 of $19,080. The greater losses in 1994 were primarily due to the significant amount of funds spent on research and development for the new electronic gearing technology without receiving any developmental fees from outside sources. In 1995 the receipt of $150,000 in development fees greatly helped to offset these expenditures. Then in 1996 although research and development costs increased the receipt of additional development fees, the income realized from the sale of the aircraft, and the reduction in cost of sales and other operating expenses resulted in an income for the year.

FUTURE OPERATIONS

     Within the next year or two, TES must move from its existing facility. TES plans to build a new facility on undeveloped property it owns to allow for continued growth in personnel and product development. Management is currently negotiating an arrangement in which a facility will be built to TES's specifications on this property and expects that the property will be sold and leased back to TES. The lease is expected to have a 15 year term and include an option to purchase the facility.

     TES has been developing products which provide technical solutions to problems relating to the manufacturing processes of various companies, primarily in the sewing industry, but also in other industries since the business began in 1964. Ninety-five percent of its customers are repeat customers. Much of its product line is equipment which was produced for a particular customer to address a problem. TES solves the problem for the customer but keeps the right to market the resulting equipment and then sells the equipment to other customers with similar situations. For example, the Label Loader/Folder was originally built at the request of Levi Strauss, but has since been sold to numerous denim and work wear manufacturers all over the world including Wrangler, Inc., Lee Company and H.I.S. Company. Sale of the equipment is ongoing.

     TES markets products such as the Label Loader/Folder through its dealer network, direct sales and advertising (primarily in trade journals) and by attendance at trade shows. Management believes that its traditional products will continue to generate sales and that TES will continue to solve other problems which may arise in the manufacturing process for its customers. Management also believes that there is great demand for products which will incorporate the electronic gearing technology and is designing various machines using the new technology including a multi-head button hole machine, a multi-head button sewing machine, a felling machine and a single needle plain sewer.

     With the sale of the shopping center in September of 1996, TES was able to significantly reduce its debt. In addition, as of the beginning of November, it had a backlog of orders it believes to be firm of approximately $240,000 for equipment using traditional technology and has had indications of interest for additional orders of approximately $500,000 relating to products using the new electronic gearing technology when production models are complete. Management believes that the ongoing orders for traditional equipment will be sufficient to allow TES to continue operations through the next year.

     In addition to revenues which may be received from products containing the new technology, management believes that TES will be able to license the electronic gearing technology to sewing machine manufacturers, such as Brother Industries, Ltd. (with which it has begun negotiations). The bulk of any fees and royalties generated under any such licenses will be profit since TES is not expected to incur any additional significant expenses in connection with the licenses. This income would provide TES with additional working capital. Management intends to use the funds to expand its operations so that it will be able to fill the orders it believes it will receive for products using the new technology as well as continuing to market its traditional product line. Initial market reaction to the new technology has been favorable. In addition, it hopes to use the funds for development of additional applications of the electronic gearing technology thereby broadening its customer base.

     At some point in the future, management may deem it advantageous for the Issuer to pursue diversification or other goals through acquisition of businesses which may or may not be in industries related to TES's current business. The acquisitions may be funded through the use of the Issuer's securities or through other means depending upon the situation at the time. Management has not identified any particular targets nor does it expect to pursue any acquisitions until it has had the opportunity to further develop applications of the electronic gearing technology.

LIQUIDITY AND CAPITAL RESOURCES

September 30, 1996 Compared to September 30, 1995

     At September 30, 1995 the ratio of current assets to current liabilities was 0.54 to 1 compared to 1.1 to 1 at September 30, 1996. The major reason for this change was the retirement of short term debt upon the sale of the real estate. Quick liquidity (current assets less inventories to current liabilities) was 0.24 to 1 at September 30, 1995 and 0.54 to 1 at September 30, 1996. The current and quick ratios both improved from September 30, 1995 to September 30, 1996 due to the repayment of current debt. The monthly average collection period was 36 days in 1995 and 41 days in 1996.

     In the period ended September 30, 1995, cash provided by operating activities was $120,883 compared to $(180,776) for the period ended September 30, 1996. Cash used by investing activities in the period ended September 30, 1995 was $57,186 and for the period ended September 30, 1996 cash provided by investing activities was $768,311. The sale of the land and building generating $824,475 was the main reason for this change. Cash used in financing activities in the period ended September 30, 1995 was $102,714 and for the period ended September 30, 1996, cash used in financing activities was $492,890.

     The ratio of debt to total capitalization was 0.88 to 1 at September 30, 1995 and 0.64 to 1 at September 30, 1996. Total expenditures for fixed assets during the six months ended September 30, 1996 consisted of $5,070 for new equipment. TES has no commitments for capital expenditures due to its present lack of funds to fulfill any such commitments.

March 31, 1996 Compared with March 31, 1995

     At March 31, 1996 the ratio of current assets to current liabilities was
1.03 to 1 compared with 0.53 to 1 at March 31, 1995. The major reason of the change was the restructuring of the notes payable from short term to long term debt. Quick liquidity (current assets less inventories to current liabilities) was 0.29 to 1 at March 31, 1996 and 0.24 to 1 at March 31, 1995. The current ratio and quick ratio both improved due to the restructuring of current debt. The monthly average collection period was 41 days in 1996 and 36 days in 1995.

     In the year ended March 31, 1995, cash used by operating activities was $(142,966) compared to cash provided by operating activities in 1996 of $19,820. Cash used by investing activities in 1995 was $36,714 and in 1996 cash provided by investing activities was $220,730. The sale of the aircraft generating $350,000 was the cause for this change. Cash provided from financing activities in 1995 was $202,307 and cash usage from financing activities in 1996 was $283,292.

     The ratio of debt to total capitalization was 0.9 to 1 at March 31, 1996 and 0.92 to 1 at March 31, 1995. Total expenditures for fixed assets consisted mainly of improvements to the buildings of $27,835 and $9,422 for new equipment.

     TES borrowed $225,000 from SunTrust Bank, East Tennessee, N.A. pursuant to a commercial note with a maturity date of August 30, 1997. The interest rate is the lender's Base Rate plus 1% which is currently 9.25%. The note is payable in eleven installments of $4,711.84 with a final payment of the remaining principal and accrued interest due on the maturity date. As of October 31, 1996, TES owed $219,021.67 under the note. The note is secured by a Deed of Trust on Lot #4 on Tice Lane which is the undeveloped real estate on which TES intends to build its new facility, an assignment of a life insurance policy on Mr. Tice and Mr. Tice's personal guaranty. TES expects to use funds from operations including license fees to repay the debt.

     In addition, TES has a ninety-day note in the principal amount of $25,000 due and payable upon demand or if no demand is made on February 25, 1997 with Commercial Bank. The note bears interest at a rate of 9.25% per annum and is secured by a 1989 Mercedes 420.

     TES also has borrowed funds from Mr. Tice. As of October 31, 1996, the principal balance owed him was $52,784.67. All of the debt bears interest at the rate of 10% per annum and is subordinate to other debts of TES unless written notice is otherwise given. Payments totaling $100,000 have been made to Mr. Tice on these notes in fiscal year 1997. The outstanding promissory notes are due and payable as follows: $9,000 due December 26, 1996; $11,756 due December 27, 1996; $5,953 due December 28, 1996; $2,076 due December 29, 1996; $1,000 due January
16, 1997; $3,000 due January 22, 1997; $2,000 due January 27, 1997; and $18,000
due January 28, 1997.

                               LEGAL PROCEEDINGS
                               -----------------

     There are no material legal proceedings currently pending against TES or the Issuer.

                                  MANAGEMENT
                                  ----------

OFFICERS AND DIRECTORS OF THE ISSUER AND TES
--------------------------------------------

NAME                  POSITION WITH THE ISSUER /1/         POSITION WITH TES
----                  ----------------------------         ------------------
William A. Tice       President, Chairman of the         President, Chairman of
                      Board,                             the
                      Director                           Board, Director

Karen Ann Walton      Vice President, Secretary/         Vice President,
                      Treasurer, Director                Secretary/
                                                         Treasurer, Director

Sarah Y. Sheppeard    Director                           Director

M. Wayne Colvin       Director                           Director

Billie Joe Clayton    Director                           Director

-------------------------------------------------------------------------------

(1)  All persons listed were appointed to such positions in 1996.

     Officers serve at the discretion of the Board of Directors. Directors hold office until the next annual meeting of shareholders and until their successors have been elected and accept office. Directors receive directors' fees of $300 per year.

     William A. Tice, age 52, has been President, Chairman of the Board and a director of TES since 1972 when he purchased the business from his father. Mr. Tice received an associate degree in Accounting and Business Administration from Knoxville Business College in 1974.

     Karen Ann Walton, age 36, has been Secretary and a director of TES since 1983, Treasurer from December 1983 to June 1986 and since July 1996 and an employee since 1978. She became General Manager and a Vice President in 1988. From June 1992 to March 1993, she also worked for Kimberly-Clark Corp assisting in relocating their accounts receivable department from Neenah, Wisconsin to Knoxville. Ms. Walton became a Licensed Public Accountant in 1989, but due to her employment with a single company has ceased maintaining the license. She received an Associates Degrees in Accounting and Computer Programming from Draughon's Junior College in Knoxville, Tennessee in 1986.

     Sarah Y. Sheppeard, age 41, has been a director of TES since 1995. She is currently a partner with the Knoxville law firm of Sheppeard & Swanson and has held such position since April 1994. Prior to forming her current firm, she was a partner with the Knoxville law firm of Sheppeard and Susano from 1989 to 1994. Prior to that, she was a sole practitioner since leaving Lockridge & Becker, P.C. in 1985. She received her J.D. from the University of Tennessee College of Law in 1979 and a B.S. also from the University of Tennessee in 1976.

     M. Wayne Colvin, age 59, recently became a director of TES and the Issuer. Mr. Colvin is currently the President and an owner of Col-Byn Enterprises, Inc. which has provided consulting services and acted as a manufacturer's representative in the sewn products industry since 1992. Prior to that from 1964 to 1992, Mr. Colvin worked for Levi Strauss & Co. and held various positions including plant engineering area engineer, Director of Engineering and Vice President of Manufacturing, Menswear Division. Prior to working for Levi Strauss, he was engineering and plant manager for Blue Bell, Inc. (Wrangler) in Greensboro, North Carolina.

     Billie Joe Clayton, age 60, recently became a director of TES and the Issuer. Mr. Clayton is currently the chief executive officer of Clayton Motors, Inc. and affiliated companies and has held such position since 1961. He is also a director and Vice Chairman of the Board of Clayton Homes, Inc. since 1985. He is a Regional Director for First Tennessee Bank.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the President (the Chief Executive Officer) for the fiscal years ending March 31, 1996, 1995 and 1994. The Issuer has not paid any compensation.

                           Summary Compensation Table
                           --------------------------

                                                 Annual Compensation
                                     -----------------------------------------
     Name and                                                  Other Annual
Principal Position             Year  Salary($)   Bonus($)   Compensation($)/1/
------------------             ----  ---------   --------   ------------------
William A. Tice, President,    1996     75,000      -0-            29,600
  Chief Executive Officer      1995     68,500      -0-            17,218
                               1994    100,000      -0-            12,978

------------------------------------------------------------------------------

(1) Other annual compensation includes life insurance premiums on split dollar (for 1996, $17,780), regular life insurance (for 1996, $9,695; for 1995,
     $15,770; and for 1994, $11,025), and health insurance premiums (for 1996, $2,125; for 1995, $1,448; and for 1994, $1,953). TES provides Mr. Tice with the use of a 1989 Mercedes 420 SEL; he pays the expenses of operation. Mr. Tice also received interest on certain notes reflecting funds loaned to TES. See "Management - Certain Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     For all years referenced in the Summary Compensation Table, the two shareholders of TES, Bill Tice and Daisy Tice (his mother who was a director and shareholder of TES until her retirement in August 1995), determined executive compensation.

CERTAIN TRANSACTIONS

     Management believes that all of the transactions listed below are at least as fair as a similar transaction with an unaffiliated third party would have been.

     During the last three years, Mr. Tice has loaned TES money on which debt he had received interest at a rate of 10% per annum. For fiscal years ending March 31, 1994, 1995 and 1996, he received interest totaling $12,859, $15, 327 and $11,628, respectively. See "Capitalization."

     TES invested $1,245.25 in gold and silver certificates which subsequently declined in value by approximately $200. Mr. Tice purchased the certificates at the purchase price of $1,245.25 to avoid future losses by TES.

     Mr. Colvin has acted as a manufacturer's representative and provided consulting services to TES. The consulting services involve providing general information about the sale of products. He receives as compensation commissions on sales of equipment made by him. The commission rate is approximately two-thirds of the rate paid to other dealers. It is expected that he will continue to provide services to TES from time to time.

     Ms. Sheppeard is corporate counsel for the Issuer and TES and provides legal services to Mr. Tice from time to time.

    Mr. Clayton loaned TES $130,000 at an interest rate of 10% per annum and is entitled to convert such debt into Common Shares of the Issuer at a rate of $3.00 per share.

                 PRINCIPAL AND SELLING SHAREHOLDERS

MANAGEMENT AND 5% OR GREATER SHAREHOLDERS

    The following table sets forth information with respect to ownership of issued and outstanding stock and warrants of the Issuer by management and 5% or greater shareholders as of the date hereof:


                                                    Total Number of    Percent    Number of    Percent
                                                    Securities Owned      of      Registered     After
Name and Address               Title of Class         Beneficially     Class (1)    Shares     Sale (2)
----------------               ---------------      -----------------  ---------  ----------   --------
William A. Tice (3)         Common Shares                5,211,750         89%    1,302,937     67% (4)
7610 Breckenridge Lane      Class B Common Shares          750,000        100%          -0-
Knoxville, TN

Billie Joe Clayton (5)      Common Shares                   44,990          1%       44,990      0% (4)
817 Laurel Hill Road        Class B Common Shares              -0-          0%          -0-
Knoxville, TN

Karen Ann Walton (6)        Common Shares                   15,000          *        15,000      0% (4)
7633 Breckenridge Lane      Class B Common Shares              -0-          0%          -0-
Knoxville, TN

Total number of shares      Common Shares                5,271,740         90%    1,362,927     67% (4)
owned by directors and      Class B Common Shares          750,000        100%          -0-
executive officers as a
group
-----------------------------------------------------------------------------------------------------

*Less than 1%

(1) These figures do not include Common Shares which may be issued upon the exercise of the Warrants, but do include Common Shares which may be issued upon exercise of employee options. See "Securities."

(2) This is the percent of class of the Shares held by Selling
    Shareholders assuming all Shares offered are sold, all employee options are exercised and no Warrants are exercised.

(3) Mr. Tice is President, Chairman of the Board and a director of the Issuer and TES. See "Management." Mr. Tice's son Chris, who is an employee of TES, has options to purchase up to 10,000 Common Shares upon the same terms and conditions as the other employees. See "Securities." These shares are not included in the numbers listed opposite Mr. Tice's name. In addition, Mr. Tice intends to give a total of 65,000 of his Shares to his brother, sister, a son (not employed by TES) and a daughter either outright or in trust.

(4) No Class B Common Shares will be registered or available for public sale by Selling Shareholders.

(5) Mr. Clayton became a director of the Issuer and TES in 1996. These are the Common Shares that Mr. Clayton will receive if he converts all eligible debt to equity. See "Management - Certain Transactions."

(6) Ms. Walton is Vice President, Secretary/Treasurer and a director of the Issuer and TES. See "Management." The shares listed are shares which Ms. Walton is entitled to receive if she exercises options she received as an employee of TES. The terms and conditions of the options are the same as for other employees who hold options. See "Securities."

OTHER SELLING SHAREHOLDERS
--------------------------

     The following table sets forth information with respect to ownership of the Issuer by Selling Shareholders (including employees who hold options to acquire Shares registered for resale hereunder) who are not part of management and hold less than 5% of the issued and outstanding shares of any class as of the date hereof. No person listed below owns any Class B Common Shares.


                                             Total Number of    Percent     Number of    Percent
                                            Securities Owned       of       Registered    After
Name and Address          Title of Class      Beneficially      Class (1)     Shares     Sale (2)
----------------------    --------------    ----------------    ---------   ----------   --------
Joseph Walker & Sons      Common Shares              238,470           4%      238,470         0%
88 Walker Creek Road
Walker, WV

John Garret               Common Shares               19,284            *       19,284         0%
3518 Crown Point Road
Louisville, TN

Sam Baird (1)             Common Shares               10,000            *       10,000         0%
7713 Windsong Drive
Powell, TN

Greg Cunningham (1)       Common Shares               10,000            *       10,000         0%
6107 E. Emory Road
Knoxville, TN

Chris Tice (1)            Common Shares               10,000            *       10,000         0%
321 Old Dandridge Pike
Knoxville, TN

Fred Pickell              Common Shares                6,994            *        6,994         0%
700 Hill Avenue
Knoxville, TN


                                             Total Number of    Percent     Number of    Percent
                                            Securities Owned       of       Registered    After
Name and Address          Title of Class      Beneficially      Class (1)     Shares     Sale (2)
----------------------    --------------    ----------------    ---------   ----------   --------
BHD Creations             Common Shares                6,936            *        6,936         0%
P. O. Box 2832
Murfreesboro, TN

Gary Koontz               Common Shares                6,865            *        6,865         0%
108 Hillcrest Avenue
Knoxville, TN

John B. Burchill (2)      Common Shares                3,991            *        3,991         0%
6433 Downridge Road
Knoxville, TN

Scott Brenneman (1)       Common Shares                3,000            *        3,000         0%
509 Hardwick Drive
Knoxville, TN

Randy Curington (1)       Common Shares                2,000            *        2,000         0%
P. O. Box 91
Corryton, TN

Rory Karnes (1)           Common Shares                2,000            *        2,000         0%
7710 Karnes Road
Corryton, TN

Larry Stipes (1)          Common Shares                2,000            *        2,000         0%
7505 John Road
Corryton, TN

Roddy Creswell (1)        Common Shares                  250            *          250
1224 Woodberry Drive
Knoxville, TN
-------------------------------------------------------------------------------------------------

*less than 1%

(1) The Shares listed are shares which may be received if employee options held by such persons are exercised. See "Securities."

(2) Of the Shares listed, 500 are Shares which Mr. Burchill may receive if he exercises options he received as an employee of TES. See "Securities."

     Joseph Walker and Sons, Inc. ("JWSI") performed certain consulting services for TES and the Issuer in partial consideration of which it received warrants of TES which it exchanged for 238,470 Common Shares which constitute approximately 4% of the total issued and outstanding Common Shares. (By agreement with TES, JWSI converted all Class B Common Shares it was entitled to receive under its warrants to Common Shares.)

                                  SECURITIES
                                  ----------

DESCRIPTION OF CAPITAL STOCK
----------------------------

     COMMON SHARES. The Issuer is authorized to issue 30,000,000 Common Shares, par value $.01 per share, of which 5,838,780 shares were issued and outstanding as of the date of this Prospectus. There will be approximately 1,200 holders of the issued and outstanding Common Shares after the Distribution. However, William A. Tice currently owns 89% of the issued and outstanding Common Shares and together with his ownership of 100% of the Class B Common Shares controls the Issuer. See "Risk Factors - Continued Control by Holder of Class B Common Shares." See "Principal and Selling Shareholders." The holders of Common Shares of the Issuer are entitled to one vote per share on all entitled matters including the election of directors and do not have cumulative voting rights. With respect to the election of directors, holders of Common Shares (together with holders of Class D Common Shares and of any Preferred Shares with voting rights) voting as a separate class are entitled to elect 25% of the members of the Board of Directors of the Issuer. Holders of Class B Common Shares are entitled to elect the remaining directors. See "Risk Factors - Control By Holders of Class B Common Shares." Notwithstanding the foregoing, if, on the record date for any shareholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes, all directors will be elected by the holders of all voting shares voting together.

     The holders of Common Shares have a noncumulative $.05 per share annual dividend preference over non-stock dividends paid on Class B Common Shares (described below) from funds legally available for dividends when, as and if declared by the Board of Directors of the Issuer. See "Risk Factors - No Dividends." In addition, holders of Class B Common Shares may not receive any dividends unless holders of Common Shares receive a dividend per share at least equal to the dividend per share paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Common Shares in Common Shares and only if the same number of Class B Common Shares will be paid with respect to each outstanding Class B Common Share. The payment of dividends may also be subject to preferential or identical rights, if any, of the holders of other outstanding securities. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." Common Shares or Class B Common Shares may not be combined or subdivided without at the same time making a proportionate combination or subdivision of the shares of the other of such classes.

     Holders of Common Shares are also entitled to share ratably in all of the assets of the Issuer available for distribution to holders of common shares (including Class B Common Shares and Class D Common Shares) upon liquidation, dissolution or winding up of the affairs of the Issuer subject to the preference of holders of Common Shares, but only to the extent of the par value of such Common Shares, and subject to any preferential rights of the holders of any other outstanding securities. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." Common

Shares do not have preemptive, subscription or conversion rights and are not subject to call or redemption (there are no applicable sinking fund provisions). All Common Shares now outstanding are fully paid and nonassessable.

     CLASS B COMMON SHARES. In addition to Common Shares, the Issuer is authorized to issue 5,000,000 Class B Common Shares, $.01 par value per share, of which 750,000 shares were issued and outstanding as of the date hereof. See "Principal and Selling Shareholders." There is one holder of Class B Common Shares, William A. Tice. Holders of Class B Common Shares have the right to one noncumulative vote per share on all matters on which they are entitled to vote. For the election of directors, the holders of a majority of Class B Common Shares are entitled to elect 75% of the members of the Board of Directors. If, on the record date for any shareholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class D Common Shares and voting Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes, all directors will be elected by the holders of all voting shares voting together. If more than 90% of the aggregate number of issued and outstanding Common Shares, Class B Common Shares, Class D Common Shares and voting Preferred Shares are Class B Common Shares, the holders of a majority of Class B Common Shares will in practice be able to elect all of the members of the Board of Directors. See "Risk Factors - Control By Holder of Class B Common Shares."

     Holders of Class B Common Shares are entitled to receive dividends when, as and if declared subject to a non-cumulative $.05 per share annual dividend preference on each Common Share. See "Risk Factors - No Dividends." In addition, holders of Class B Common Shares may not receive any dividend unless holders of Common Shares receive a dividend per share at least equal to the dividend per share paid to holders of Class B Common Shares. Stock dividends may only be paid to holders of Class B Common Shares in Class B Common Shares and may only be paid in shares at all if the same number of Common Shares will be paid with respect to each outstanding Common Share. The payment of dividends may also be subject to preferential or identical rights, if any, of the holders of other outstanding securities. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock."

     Holders of Class B Common Shares are also entitled to share ratably in all of the assets of the Issuer available for distribution to holders of common shares (including Common Shares and Class D Common Shares) upon liquidation, dissolution or winding up of the affairs of the Issuer, subject to the preference of holders of Common Shares, but only to the extent of the par value of such Common Shares, and subject to any preferential rights of other shareholders. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." Holders of Class B Common Shares have preemptive rights only as to Class B Common Shares. Class B Common Shares are not subject to call or redemption (there are no applicable sinking fund provisions). All Class B Common Shares now outstanding are fully paid and nonassessable.

     In addition, the Board of Directors must seek the approval of a majority of the holders of Class B Common Shares to grant rights to subscribe for, purchase or issue shares of authorized and unissued Class B Common Shares. Common Shares or Class B Common Shares may not be combined or subdivided without at the same time making a proportionate combination or subdivision of the shares of the other of such classes. Each share may also be converted into one Common Share at any time at the option of the holder.

     At this time, 100% of the issued and outstanding Class B Common Shares are owned by William A. Tice. See "Principal and Selling Shareholders." The holders of Class B Common Shares elect 75% of the directors and therefore Mr. Tice controls the Issuer. In addition, Mr. Tice held 89% of the issued and outstanding Common Shares by which ownership he controls decisions by holders of Common Shares as well. See "Risk Factors - Continued Control By Holder of Class B Common Shares."

     CLASS D COMMON SHARES. Class D Common Shares are a convertible security created in order to secure highly motivated executive personnel for the Issuer and its subsidiaries and take the place of compensation stock options, although the Issuer remains authorized to issue stock options. There are 600,000 Class D Common Shares authorized at $.01 par value per share. Class D Common Shares are identical to Common Shares and have equal rights and privileges with Common Shares except as described below. Class D Common Shares are nontransferable. The Board of Directors, by resolution, may authorize the issuance of Class D Common Shares; provided that, each such resolution contains a formula under which the shares may be converted to Common Shares. In no case may the Board of Directors set any conversion rights which could result in the issuance of more than ten Common Shares for each Class D Common Share. At the close of business on the fifth anniversary of the date of a resolution authorizing the issuance of any Class D Common Shares, such issued and outstanding but unconverted shares will be deemed to have been converted at the rate of one Common Share for each such Class D Common Share. There are no issued and outstanding Class D Common Shares as of the date of this Prospectus.

     PREFERRED SHARES. The Board of Directors of the Issuer, by resolution, has the authority to issue, in one or more series, up to 10,000,000 Preferred Shares. Such unissued shares will have such preferences, rights and limitations as are established by the Board of Directors except that the voting rights, if any, of one Preferred Share may not exceed the voting rights of one Common Share. See "Risk Factors - Possible Adverse Effects of Issuance of Preferred Stock." There are no issued and outstanding Preferred Shares as of the date of this Prospectus.

     COMMON STOCK PURCHASE WARRANTS. The Issuer has issued and outstanding 1,000,000 Common Stock Purchase Warrants, each Warrant entitling the holder to purchase one Common Share of the Issuer. The Warrants may be exercised at any time during the 24 month period beginning on the date of this Prospectus at an exercise price of $8.00 per share, subject to adjustment, by surrendering the Warrant to the Warrant Agent with the subscription properly completed and executed with payment of the exercise price. See "Risk Factors - Arbitrary Exercise

Price." No fractional Common Shares will be issued in connection with the exercise of Warrants. The Issuer has no right to call the Warrants.

     If a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder will have no further rights with respect to the Warrants. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance that a market for the Warrants will develop or continue. See "Risk Factors - No Assurance of Trading Market." If the Issuer is unable to qualify for sale the Common Shares underlying the Warrants (or the shares are exempt from qualification) in the states in which the various holders of the Warrants then reside, holder of the Warrants may have no choice but to let the Warrants expire. See "Risk Factors - Possible Inability to Exercise Warrants in Certain States."

     A holder of Warrants will not have any rights or privileges of a shareholder of the Issuer prior to exercise of such Warrants. The Issuer will keep available a sufficient number of authorized Common Shares to permit exercise of the Warrants. The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment in the event of stock dividends, stock splits, combinations, reorganizations, subdivisions and reclassifications. No assurance can be given that the market price of the Issuer's Common Shares will exceed the exercise price at any time during the term of the Warrants.

     The Warrants were issued pursuant to a Warrant Agreement between the Issuer and Mid-America Bank of Louisville and Trust Company (the "Warrant Agent"). All descriptions of the Warrants are qualified in their entirety by reference to the Warrant Agreement which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

     EMPLOYEE STOCK OPTIONS. The Issuer granted options to purchase 54,750 Common Shares to ten of the employees of TES as of the date of this Prospectus. The options may be exercised at any time during the 24-month period after issuance at an exercise price of $1.00 per share. The options are "nonqualified" options and the employees will have compensation income upon the exercise of the options to the extent of the difference between the exercise price and the fair market value of the Common Shares. The options are nontransferable except upon the employee's death. A holder of the options will not have any rights or privileges of a shareholder of the Issuer prior to exercise of the options.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT
-------------------------------------------

     The transfer agent and registrar for the Common Shares and the Warrant Agent is Mid-America Bank of Louisville and Trust Company, P.O. Box 1101, Louisville, Kentucky 40201-1101.

                                   DIVIDENDS
                                   ---------

     The Issuer has not paid any dividends. In addition, TES historically has not paid dividends. It is expected that the capital requirements of TES will prevent payment of dividends in the near future. There is no guarantee that TES, and therefore the Issuer, will pay dividends in the future. See "Risk Factors - No Dividends" and "Possible Adverse Effects of Issuance of Preferred
Stock."

                       LIABILITY AND INDEMNIFICATION OF
                            DIRECTORS AND OFFICERS
                            ----------------------

     Officers and directors of the Issuer are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Issuer, which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES
-------------------------------------------------

     Delaware has enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the legislation, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission by including certain provisions in its Certificate of Incorporation.

     The Issuer's Certificate of Incorporation limits the liability of its directors to the Issuer or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by the legislation. Specifically, the directors of the Issuer will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION
---------------

     The Issuer's Certificate of Incorporation provides that the Issuer indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Issuer, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     In addition, Section 7.1(a) of the Issuer's Bylaws provides that the Issuer must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that such person is or was a director, officer, employee or agent of the Issuer, or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     Section 7.1(b) of the Issuer's Bylaws provides that the Issuer must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Issuer or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 7.1(d) of the Issuer's Bylaws provides that any indemnification under Sections 7.1(a) and (b) (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Issuer. To the extent, however, that a director, officer, employee or agent of the Issuer has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case under Section 7.1(c).

     Under Section 7.1(e), expenses incurred by a director, officer, employee or agent of the Issuer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Issuer.

     The indemnification and advancement of expenses provided by or granted pursuant to the Issuer's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, it being the Issuer's policy that indemnification of the persons specified in the Bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by, or granted pursuant to the Issuer's Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Issuer pursuant to the foregoing provisions, the Issuer has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


                                 LEGAL MATTERS
                                 -------------

     The Issuer has been advised with respect to certain legal aspects of the offering by Ogden Newell & Welch, 1200 One Riverfront Plaza, Louisville, Kentucky 40202.

                                    EXPERTS
                                    -------

     The financial statements of TES at March 31, 1996, 1995 and 1994, and for each of the years in the three year period ended March 31, 1996, appearing in this Prospectus have been audited by Boring & Goins, P.C., Certified Public Accountants, 107 Main Avenue, P. O. Box 2850, Knoxville, Tennessee 37901, as set forth in its reports thereon appearing elsewhere herein. The financial statements are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                              FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                        TICE ENGINEERING AND SALES, INC.
                  Six Months Ended September 30, 1996 and 1995
                   Years Ended March 31, 1996, 1995 and 1994

                             TICE TECHNOLOGY, INC.
                               September 30, 1996

TICE ENGINEERING AND SALES, INC.                                          PAGE
                                                                          ----
Unaudited Balance Sheets - September 30, 1996 and 1995                     49
Unaudited Statements of Income and Retained Earnings - For the Six
  Months Ended September 30, 1996 and 1995                                 51
Unaudited Statements of Cash Flows - For the Six Months Ended
  September 30, 1996 and 1995                                              52
Unaudited Notes to Financial Statements (September 30, 1996)               53
  Schedules                                                                60

Independent Auditor's Report - May 23, 1996                                63
Balance Sheet - March 31, 1996                                             64
Statement of Income and Retained Earnings - For the Year Ended
  March 31, 1996                                                           66
Statement of Cash Flows - For the Year Ended March 31, 1996                67
Notes to Financial Statements - March 31, 1996                             68
Independent Auditor's Report - Supplemental Information                    74
Schedules                                                                  75

Independent Auditor's Report - June 1, 1995                                78
Balance Sheet - March 31, 1995                                             79
Statement of Income and Retained Earnings - For the Year Ended
  March 31, 1995                                                           81
Statement of Cash Flows - For the Year Ended March 31, 1995                82
Notes to Financial Statements - March 31, 1995                             83
Independent Auditor's Report - Supplemental Information                    88
  Schedules                                                                89

Independent Auditor's Report - May 20, 1994                                92
Balance Sheet - March 31, 1994                                             93
Statement of Income and Retained Earnings - For the Year Ended
  March 31, 1994                                                           95
Statement of Cash Flows - For the Year Ended March 31, 1994                96
Notes to Financial Statements - March 31, 1994                             97
Independent Auditor's Report - Supplemental Information                   102
  Schedules                                                               103

TICE TECHNOLOGY, INC.
Pro Forma Balance Sheets Assuming Acquisition                             106
Independent Auditor's Report - November 15, 1996                          108
Balance Sheet - September 30, 1996                                        109
Notes to Financial Statements - September 30, 1996                        110

                        TICE ENGINEERING AND SALES, INC.

                            UNAUDITED BALANCE SHEETS

                          SEPTEMBER 30, 1995 AND 1996



                                                       1995         1996
                                                    ----------   ----------
 ASSETS
 Current assets:
   Cash                                             $    6,547   $   97,467
   Accounts receivable
      Trade                                            199,780      131,944
      Employee                                          14,044       15,685
   Prepaid expenses                                     37,112       26,898
   Inventory                                           337,236      465,573
   Due from related company                              4,859       96,277
   Deferred income tax benefit                            ----       66,411
                                                    ----------   ----------
 Total current assets                                  599,578      900,255

 Fixed assets:
   Land                                                305,000      130,000
   Building and improvements                           430,050         ----
   Equipment                                           560,547      516,195
   Vehicles                                            450,859      124,599
                                                    ----------   ----------
                                                     1,746,456      770,794
   Less accumulated depreciation                      (934,529)    (581,417)
                                                    ----------   ----------
 Net fixed assets                                      811,927      189,377

 Other assets:
   Deferred income tax benefit                          92,246         ----
   Utility deposit                                         890          890
   Cash surrender value - officer's life                  ----       14,250
   Investments                                           1,245         ----
   Patent, net of accumulated amortization              72,517      115,585
   Note receivable - split dollar life insurance          ----       42,672
                                                    ----------   ----------
 Total other assets                                    166,898      173,397
                                                    ----------   ----------
                                                    $1,578,403   $1,263,029
                                                    ==========   ==========



                                              1995          1996
                                           ----------     --------

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Notes payable - officer                 $  101,199    $   62,209
   Accounts payable                           143,777       238,173
   Payroll and payroll taxes payable            3,279         2,592
   Franchise tax payable                           --         2,647
   Notes payable                              815,000            --
   Current maturities of long-term debt        43,492       505,187
                                           ----------    ----------
 Total current liabilities                  1,106,747       810,808

 Long-term debt, less current maturities      281,172            --


Stockholders' equity:
   Capital stock, no stated
     value, 2,000 shares authorized,
     750 shares issued and outstanding          8,634         8,634
   30 stock warrants outstanding                4,859         4,859
   Retained earnings                          176,991       438,728
                                           ----------    ----------
 Total stockholders' equity                   190,484       452,221
                                           ----------    ----------
                                           $1,578,403    $1,263,029
                                           ==========    ==========



                            See accompanying notes.

                       TICE ENGINEERING AND SALES, INC.

             UNAUDITED STATEMENTS OF INCOME AND RETAINED EARNINGS

             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996


                                              1995        1996
                                              ----        ----

 Revenues
   Sales                                   $ 830,797    $540,105
   Service                                     2,446       1,394
                                           ---------    --------
 Total revenues                              833,243     541,499

 Cost of sales                               550,362     370,796
                                           ---------    --------

 Gross margin                                282,881     170,703

 Expenses                                    158,708     205,785
                                           ---------    --------

 Income (loss) from operations               124,173     (35,082)

 Other income (expense):
   Gain on sale of fixed assets                   --     468,363
   Development fees                          100,000          --
   Rental income                              24,125      28,200
   Interest income                               175          --
   Other income                                    8          --
   Research and development                 (110,529)    (50,957)
   Interest expense                          (48,867)    (58,483)
                                           ---------    --------
 Total other income (expense)                (35,088)    387,123
                                           ---------    --------

 Net income (loss) before
   provision for income taxes                 89,085     352,041

 Provision for income tax                    (24,944)    (45,243)
                                           ---------    --------

 Net income (loss)                            64,141     306,798

 Retained earnings, beginning of period      112,850     131,930
                                           ---------    --------

 Retained earnings, end of period          $ 176,991    $438,728
                                           =========    ========

                           See accompanying notes.

                       TICE ENGINEERING AND SALES, INC.

                      UNAUDITED STATEMENTS OF CASH FLOWS

             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                      1995         1996
                                                      ----         ----
OPERATING ACTIVITIES
Net income                                         $  64,141   $   306,798
Adjustments to reconcile net income to
 net cash used by operating activities:
  Depreciation and amortization                       24,820        24,466
  Gain on sale of fixed assets                            --      (468,363)
  Changes in operating assets and
    liabilities:
      Increase in receivable                          (7,841)      (12,567)
      Increase in inventories                         (9,941)         (576)
      (Increase) decrease in prepaid expenses         (9,854)        1,393
      Increase in amount due from related company         --       (91,418)
      Decrease in deferred income tax benefit         24,944        45,243
      Increase in accounts payable                    38,236        43,853
      Decrease in accrued expenses                    (3,622)           --
      Decrease in payroll and payroll taxes payable       --        (4,605)
      Decrease in customer deposits                       --       (25,000)
                                                    ---------   -----------
Net cash provided by (used in) operating activities  120,883      (180,776)

INVESTING ACTIVITIES:
Proceeds from sale of fixed assets                        --       824,475
Purchase of fixed assets                             (19,438)       (5,070)
Increase in accounts receivable -
 split dollar life insurance                             ---       (24,892)
Increase in patent costs                             (37,748)      (26,202)
                                                    ---------   -----------
Net cash (used by) provided by investing activities  (57,186)      768,311

FINANCING ACTIVITIES:
Proceeds from short term borrowings                       --       205,000
Proceeds from refinancing of long term debt               --       700,000
Principal payments on notes payable                  (81,509)   (1,397,890)
Principal payments on long term debt                 (21,205)          ---
                                                    ---------   -----------
Net cash used in financing activities               (102,714)     (492,890)
                                                    ---------   -----------

Net (decrease) increase in cash                      (39,017)       94,645

Cash balance, beginning of period                     45,564         2,822
                                                    ---------   -----------

Cash balance, end of period                        $   6,547   $    97,467
                                                   =========   ===========

                           See accompanying notes.

                        TICE ENGINEERING AND SALES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company designs and manufactures robotic and pneumatic industrial sewing machine attachments.

TRADE ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INVENTORIES

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

Inventories at September 30, 1995 and 1996 consist of:

                                                       1995             1996
                                                     --------         --------
Raw materials                                        $290,055         $426,926
Work in progress                                          668            5,358
Finished goods                                         46,513           33,289
                                                     --------         --------

                                                     $337,236         $465,573
                                                     ========         ========

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

Supplemental disclosures of cash flow information:

     Cash paid during the period for:

                                                       1995             1996
                                                     --------         --------
               Interest                              $ 48,867         $ 58,483
               Taxes                                       10            9,699

                       TICE ENGINEERING AND SALES, INC.

                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method and accelerated methods over the estimated useful lives of the assets. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to the basis of inventory for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences. Deferred tax assets also are recognized for operating losses that are available to offset future taxable income.

PATENTS

Certain legal, consulting fees and other direct expenses incurred in order to obtain patents on company designed and manufactured parts have been capitalized at cost. Patent costs capitalized in the six months ending September 30, 1995 and 1996 totaled $37,748 and $26,202, respectively. Amortization is calculated by the straight-line-method over a seventeen year estimated useful life. Amortization expense totaled $ 611 and $2,274, respectively, during the six months ended September 30, 1995 and 1996.

INTERIM UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited financial statements for the six months ended September 30, 1995 and 1996 have been prepared on the same basis as the Company's audited financial statements as of and for the years ended March 31, 1995 and 1996, respectively. In the opinion of management, all adjustments, consisting of normal, recurring accruals, necessary to present fairly the financial position of the Company at September 30, 1995 and 1996, respectively, and the results of operations and cash flow for the six months ended September 30, 1995 and 1996 have been included. The results of operations for such interim periods are not necessarily indicative of the results expected for the full year ended March 31, 1997.

                       TICE ENGINEERING AND SALES, INC.

                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996

2. NOTES PAYABLE


Notes payable consisted of the following at September 30, 1995:

Note payable to a bank, interest at 9.5% payable monthly,
  due on demand, secured by accounts receivable, inventory,
  furniture, fixtures and equipment.                                   $400,000

Note payable to a bank, interest at bank index rate plus 1%
  payable monthly, due on demand, secured by jet airplane.              190,000

Note payable to a bank, interest at bank index rate plus 1%
  payable monthly, due 10/1/96 secured by assignment
  of officer's life insurance.                                          225,000
                                                                       --------

                                                                       $815,000
                                                                       ========

Notes payable consisted of the following at September 30, 1996:

Note payable to a bank, interest at 9.25% payable monthly,
  due on 11/17/96, secured by automobile.                              $ 25,000

Note payable to a bank, interest at bank index rate plus 1%
  payable monthly, principal and interest payments of $4,711.84
  monthly and final payment of $192,644 due 8/30/97.                    225,000

Notes payable to individuals, interest at 10%, principal and
  interest due 1/29/97, unsecured.                                      255,187
                                                                       --------

                                                                        505,187

Less current maturities                                                (505,187)
                                                                       --------

                                                                       $      0
                                                                       ========

                       TICE ENGINEERING AND SALES, INC.

                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996

 3. LONG-TERM DEBT

 Long term debt consisted of the following at September 30, 1995:

Note payable to an individual, interest at 10%, principal and interest of $6,343, due monthly through April, 2001,
 secured by real estate.                                              $324,664

Less current maturities                                                 43,492
                                                                      --------

                                                                      $281,172
                                                                      ========

Maturities of long-term debt are as follows at September 30:

                      Year
                      ----
                      1996                                 $ 43,492
                      1997                                   48,046
                      1998                                   53,077
                      1999                                   58,635
                      2000                                   64,775
                      Thereafter                             56,639
                                                           --------
                                                           $324,664
                                                           ========

4. CONTINGENT LIABILITY

In December, 1994, the company entered into a Joint Development Agreement with a denim clothing manufacturer to develop a specialized sewing machine for the manufacture of jeans. The manufacturer paid the company $150,000 in development fees during the year ended March 31, 1995 and an additional $100,000 in the six months ended September 30, 1995. Under the terms of the agreement, the manufacturer will have exclusive rights to purchase said sewing machine for an initial period of two years from the date of shipment of the first production machine. After the initial two year period, in order to maintain its exclusive rights, the manufacturer must purchase certain minimum quantities. In the event the company sells machines to a third party, the company is required to pay royalties to the manufacturer up to the amount paid to the Company for development fees, plus 10% interest. Under no circumstances is any portion of the development fee refundable.

                       TICE ENGINEERING AND SALES, INC.

                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996


5. RESEARCH AND DEVELOPMENT

As required by statement of Financial Accounting Standards No. 2, the Company expenses research and development costs as incurred. Included in current year expenses are the following amounts attributable to research and development:

                                                     1995              1996
                                                     ----              ----

Legal, materials fees, patent fees                 $ 37,748           $ 3,740
Salaries                                             63,257            40,189
Travel                                                  515               618
Insurance                                             2,243             1,454
Payroll tax                                           4,839             2,697
Telephone                                             1,227             1,536
Utilities                                               700               723
                                                   --------           -------

                                                   $110,529           $50,957
                                                   ========           =======

In addition, during the period ended September 30, 1995, the Company purchased $9,425 in fixed assets to be used for product development. Approximately $36,000 of the research and development expense during the period ended September 30, 1996 is related to the development contract described in Note 4.

6. RELATED PARTY TRANSACTIONS

The long-term debt described for the period ended September 30, 1995 evidenced by a note payable to a bank is personally guaranteed by William Tice, a major stockholder.

Included in current liabilities is a note payable to William Tice. The note bears 10% interest and is due on demand and is subordinated debt.

The Company made principal payments of $81,509 during the six months ended September 30, 1995. The Company borrowed an additional $1,000 from the stockholder and made principal payments of $70,500 during the six months ended September 30, 1996. In addition, the Company accrued interest of $2,593 on the note.

                       TICE ENGINEERING AND SALES, INC.

                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996


7. INCOME TAXES

Effective April 1, 1993, the Company changed to an asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities and are measured using enacted tax rates. Taxes have been provided for the period ended September 30, 1995 using expected rates of 15% federal and 6% state. For the period ended September 30, 1996, taxes have been provided for at rates of 34% federal and 6% state tax on taxable income of $290,224.
The 1996 period tax provision has been adjusted to account for a change in the rate used to estimate deferred tax assets from a 15% federal rate to 34%.

Summaries of the provisions for income taxes are as follows:

                                     FEDERAL      STATE       TOTAL
                                     -------      ------      -----
     September 30, 1995
        Current                      $   -0-     $   -0-    $     -0-
        Deferred                      19,599       5,345       24,944
                                     -------     -------    ---------

                                                            $  24,944
                                                            =========


     September 30, 1996
        Current                      $96,476     $17,419    $ 113,895
        Deferred                         -0-         -0-          -0-
                                     -------     -------    ---------

                                                            $ 113,895
     Less valuation allowance - deferred tax asset            (68,652)
                                                            ---------

                                                            $  45,243
                                                            =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities, including the carrying value of inventory, for financial reporting purposes and amounts used for income tax purposes. Deferred taxes have also been provided for operating losses available to offset future income.

Deferred tax assets in the accompanying balance sheets include the following components at September 30, 1995 and 1996:

                        TICE ENGINEERING AND SALES, INC.

                                  (UNAUDITED)

                          SEPTEMBER 30, 1995 AND 1996


                                             1995          1996
                                             ----          ----
      Section 263A cost in inventory        $10,832       $20,383
      Net operating loss carryover           81,414        46,027
                                            -------       -------
          Net deferred tax asset            $92,246       $66,410
                                            =======       =======

At September 30, 1995, the Company had federal and state loss carry forwards of $359,019 and $459,351, respectively. At September 30, 1996, the Company had federal and state loss carryforwards of $100,018 and $200,350, respectively, substantially all of which expire by 2008.

7. NOTE RECEIVABLE - SPLIT DOLLAR LIFE INSURANCE

The Company is paying the premiums on life insurance policies on the life of William Tice, a Company officer, in a split dollar agreement with collateral assignment, whereby the premiums paid by the Company are to be repaid upon receipt of the proceeds of the policy by Mr. Tice's beneficiaries. The Company is not a beneficiary on this policy. Premiums paid on the policy during the six months ended September 30, 1996 totaled $24,892.

8. EMPLOYEE BENEFITS

Employee benefits for the period ending September 30, 1995 consist of insurance premiums for major medical, dental and group term life insurance provided for employees and their dependents totaling $14,857. Employee benefits for the period ending September 30, 1996 consist of group health insurance and group term life insurance provided for employees and their dependents totaling $16,368.

9. STOCKHOLDERS' EQUITY

The changes in the stockholders' equity accounts from March 31,1995 to September 30, 1995 and from March 31, 1996 to September 30, 1996 are as follows:

                                                             1995         1996
                                                             ----         ----
   Balance March 31, 1995 and 1996                         $121,484     $145,423
   Issued 30 stock warrants in exchange for consulting        4,859           --
      services to Joseph Walker and Sons, Inc.
   Net income for the Six Months Ended September 30          64,141      306,798
                                                           --------     --------

   Balance September 30, 1995 and 1996                     $190,284     $422,221
                                                           ========     ========

                       TICE ENGINEERING AND SALES, INC.

                           SCHEDULE OF COST OF SALES
                                  (UNAUDITED)

             FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                     1995            1996
                                                     ----            ----

Materials                                          $366,327        $227,430
Assembly and production labor                        61,910          58,184
Assembly and production expense                       2,494             942
Salaries - sales and service                         67,318          41,550
Commissions                                           6,000             550
Shop expense                                            741             753
Applied overhead                                     45,572          41,387
                                                   --------        --------

                                                   $550,362        $370,796
                                                   ========        ========

                See accompanying notes to financial statements.

                        TICE ENGINEERING AND SALES, INC.

                              SCHEDULE OF EXPENSES
                                  (UNAUDITED)

              FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                              1995         1996
                                            ---------    --------
EXPENSES
  Advertising                               $  28,186    $ 20,967
  Airplane                                     53,666      17,672
  Amortization                                    611       2,274
  Bad debts                                       508          33
  Depreciation                                 20,578      18,863
  Dues and fees                                   165       2,698
  Employee benefits                             5,349       7,366
  Insurance                                     5,812      13,035
  Legal and accounting                         25,751       3,740
  Marketing and promotions                        ---      18,331
  Meals and entertainment                         476       1,281
  Moving expenses                                 ---       1,118
  Office supplies                               5,440       3,694
  Postage                                         508         483
  Research and development materials           11,272         802
  Rent                                            192        ----
  Repairs and maintenance - real estate         2,718       1,905
  Royalty                                         887       1,774
  Salaries - officers                          35,542      14,400
  Salaries - other                             45,781      76,725
  Scholarship fund                               ----         699
  Shop                                            741         753
  Taxes - payroll                               6,905       7,572
  Taxes - other                                    10       9,699
  Telephone                                     5,521       6,914
  Training                                       ----          70
  Travel                                        4,670      19,881
  Utilities                                     3,497       3,612
  Vehicle                                       4,451         381
                                            ---------    --------

Total expenses                              $ 269,237    $256,742
                                            =========    ========
Less: Research and development expenses      (110,529)    (50,957)
                                            ---------    --------
                                            $ 158,708    $205,785
                                            =========    ========

                See accompanying notes to financial statements.

                        TICE ENGINEERING AND SALES, INC.

                          SCHEDULE OF APPLIED OVERHEAD

                                  (UNAUDITED)

              FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                             1995     1996
                                                           -------  -------
Depreciation                                               $ 3,631   $3,329
Employee benefits                                            9,508    9,002
Equipment maintenance                                          744      295
Insurance                                                      371      832
Legal - accounting                                             526      ---
Office supplies                                                605      410
Postage                                                         56       54
Rent                                                           371      ---
Salaries - purchasing                                        4,320    3,172
Salaries - clerical                                          2,327    7,059
Salaries - officer                                           6,725    3,600
Payroll taxes                                               12,276    9,255
Telephone                                                      614      768
Utilities                                                    3,498    3,611
                                                           -------  -------
                                                           $45,572  $41,387
                                                           =======  =======

                See accompanying notes to financial statements.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Tice Engineering and Sales, Inc.
Knoxville, Tennessee

We have audited the accompanying balance sheet of Tice Engineering and Sales, Inc. as of March 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tice Engineering and Sales, Inc. as of March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                      Boring & Goins, P.C.
                                                      Knoxville, Tennessee


May 23, 1996

Except for Note 6, as to which the date is November 15, 1996

                        TICE ENGINEERING AND SALES, INC.

                                 BALANCE SHEET

                                 MARCH 31, 1996

ASSETS
Current assets:
  Cash                                                       $    2,822
  Accounts receivable
    Trade                                                       119,060
    Employee                                                     16,002
  Due from related party                                          4,859
  Prepaid expenses                                               28,291
  Inventory                                                     464,997
  Deferred income tax benefit                                    10,500
                                                             ----------
Total current assets                                            646,531

Fixed assets:
  Land                                                          305,000
  Building and improvements                                     449,885
  Equipment                                                     558,531
  Vehicles                                                      124,599
                                                             ----------
                                                              1,438,015
  Less accumulated depreciation                                (875,404)
                                                             ----------
Net fixed assets                                                562,611

Other assets:
  Utility deposit                                                   890
  Cash surrender value - officer's life                          14,250
  Patent, net of accumulated amortization                        91,657
  Note receivable - officer - split dollar life insurance        17,780
  Deferred income tax benefit                                   101,153
                                                             ----------
Total other assets                                              225,730
                                                             ----------

                                                             $1,434,872
                                                             ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable - officer                                           $  129,116
   Accounts payable                                                     196,912
   Payroll and payroll taxes payable                                      4,605
   Franchise tax payable                                                  2,647
   Customer deposits                                                     25,000
   Current maturities of long-term debt                                 269,844
                                                                     ----------
Total current liabilities                                               628,124
Long-term debt, less current maturities                                 661,325

Stockholders' equity:
   Capital stock, no stated value, 2,000 shares
     authorized, 750 shares issued and outstanding                        8,634
   30 stock warrants outstanding                                          4,859
   Retained earnings                                                    131,930
                                                                     ----------
Total stockholders' equity                                              145,423
                                                                     ----------
                                                                     $1,434,872
                                                                     ==========





       The accompanying notes are an integral part of these statements.

                       TICE ENGINEERING AND SALES, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                       FOR THE YEAR ENDED MARCH 31, 1996



Revenues
    Sales                                                            $1,239,666
    Service                                                               2,892
                                                                     ----------
Total revenues                                                        1,242,558

Cost of sales                                                           808,161
                                                                     ----------

Gross margin                                                            434,397

Expenses                                                                379,687
                                                                     ----------

Income from operations                                                   54,710

Other income (expense):
    Development fee                                                     150,000
    Rental income                                                        49,575
    Interest income                                                         176
    Other income                                                          7,275
    Gain on sale of fixed assets                                        105,593
    Interest expense                                                   (110,863)
    Research and development                                           (231,849)
                                                                     ----------
Total other income (expense)                                            (30,093)
                                                                     ----------

Net income before provision for income taxes                             24,617

Provision for income taxes                                                5,537
                                                                     ----------

Net income                                                               19,080

Retained earnings, April 1, 1995                                        112,850
                                                                     ----------

Retained earnings, March 31, 1996                                    $  131,930
                                                                     ==========

       The accompanying notes are an integral part of these statements.

                       TICE ENGINEERING AND SALES, INC.

                            STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1996


OPERATING ACTIVITIES
Net income                                                   $  19,080
Adjustments to reconcile net income to
 net cash used by operating activities:
  Depreciation and amortization                                 51,887
  Gain on sale of fixed assets                                (105,593)
  Changes in operating assets and liabilities:
   Decrease in receivables                                      70,921
   Increase in inventories                                    (137,702)
   Increase in prepaid expenses                                 (1,033)
   Decrease in deferred tax asset                                5,539
   Increase in accounts payable                                 91,371
   Increase in accrued expenses                                 25,350
                                                             ---------
Net cash provided by operating activities                       19,820

INVESTING ACTIVITIES:
Purchase of fixed assets                                       (37,257)
Proceeds from sale of fixed assets                             349,091
Investment in patents                                          (60,319)
Increase in cash value life insurance                          (14,250)
Increase in note receivable - split dollar life insurance      (17,780)
Sale of investment at cost                                       1,245
                                                             ---------
Net cash provided by investing activities                      220,730

FINANCING ACTIVITIES:
Principal payments on notes payable                           (283,292)
                                                             ---------
Net decrease in cash                                           (42,742)

Cash Balance, April 1, 1995                                     45,564
                                                             ---------

Cash Balance, March 31, 1996                                 $   2,822
                                                             =========

       The accompanying notes are an integral part of these statements.

                       TICE ENGINEERING AND SALES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company designs and manufactures robotic and pneumatic industrial sewing machine attachments.

TRADE ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INVENTORIES

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

    Inventories at March 31, 1996 consist of:

     Raw materials        $278,735
     Work in progress      141,994
     Finished goods         44,268
                          --------

                          $464,997
                          ========

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

    Supplemental disclosures of cash flow information:

     Cash paid during the year for:
       Interest            $107,504
       Taxes                  2,870

                       TICE ENGINEERING AND SALES, INC.

                                MARCH 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to the basis of inventory for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences. Deferred tax assets also are recognized for operating losses that are available to offset future taxable income.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method and accelerated methods over the estimated useful lives of the assets. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

PATENTS

Legal fees of $49,877, consulting fees of $9,436 and travel of $1,006 incurred in order to obtain patents on company designed and manufactured parts have been capitalized at cost. Amortization is calculated by the straight-line-method over a seventeen year estimated useful life. Amortization expense totaled $4,042 during the year ended March 31, 1996.

2. LONG-TERM DEBT

Notes payable consisted of the following at March 31, 1996:


Note payable to a bank, interest at 9.5% payable monthly
 due on demand, secured by accounts receivable,
 inventory, furniture, fixtures and equipment.               $ 400,000

Note payable to a bank, interest at bank index rate plus 1%
 payable monthly, due 10/1/96 secured by assignment
 of officer's life insurance.                                  225,000

Note payable, to an individual, interest at 10%, principal
 and interest of $6,343, due monthly through April 2001,
 secured by real estate.                                       306,169
                                                             ---------
                                                               931,169
Less current maturities                                       (269,844)
                                                             ---------

                                                             $ 661,325
                                                             =========

                        TICE ENGINEERING AND SALES, INC.

                                 MARCH 31, 1996

2. LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt are as follows at March 31:

           Year
           ----
           1997           $269,844
           1998             49,212
           1999             54,096
           2000             59,465
           2001             65,367
           Thereafter      433,185
                          --------

                          $931,169
                          ========

On May 6, 1996, the Company borrowed $700,000 from a bank at 9.5% thru May of 1999 and 3.5% over prime thereafter. The loan is payable in 120 equal installments of $9,112. The Company intends to use the proceeds to pay $625,000 to refinance short term borrowings and accordingly, that amount has been classified as long term debt at March 31, 1996.


In addition the Company, on May 6, 1996, obtained a working capital loan of $100,000 with interest a prime +2% due and payable on August 31, 1996.

3. CONTINGENT LIABILITY

In December, 1994, the Company entered into a Joint Development Agreement with a denim clothing manufacturer to develop a specialized sewing machine for the manufacture of jeans. The manufacturer paid the Company $150,000 in development fees during the year ended March 31, 1995 and an additional $150,000 in the year ended March 31, 1996. Under the terms of the agreement, the manufacturer will have exclusive rights to purchase said sewing machine for an initial period of two years from the date of shipment of the first production machine. After the initial two year period, in order to maintain its exclusive rights, the manufacturer must purchase certain minimum quantities. In the event the Company also sells machines to a third party, the Company is required to pay royalties to the manufacturer up to the amount paid to the Company for development fees, plus 10% interest. Under no circumstances is any portion of the development fee refundable.

                       TICE ENGINEERING AND SALES, INC.

                                MARCH 31, 1996

4. RESEARCH AND DEVELOPMENT

As required by statement of Financial Accounting Standards No. 2, the Company expenses research and development costs as incurred. Included in current year expenses are the following attributable to research and development:


           Legal, patent fees    $ 58,321
           Salaries               150,496
           Travel                   2,135
           Insurance                5,614
           Payroll tax             11,513
           Telephone                2,337
           Utilities                1,433
                                 --------

                                 $231,849
                                 ========

Approximately $150,000 of the research and development cost is related to the development agreement described in Note 3.

5. RELATED PARTY TRANSACTIONS

Included in current liabilities is a note payable to William Tice, a company officer and a major stockholder. The note bears 10% interest and is due on demand and is subordinated debt.

The Company borrowed an additional $63,000 from the stockholder and made principal payments of $131,652 during the year ended March 31, 1996. In addition, the Company accrued interest of $16,312 on the note.

Additionally, the notes payable to the banks are secured by a second mortgage on Mr. Tice's personal residence as well as his personal guarantee.

6. INCOME TAXES

The Company accounts for income taxes in accordance with SFAS 109 "Accounting for Income Taxes." Taxes have been provided for at expected statutory rates of 15% federal and 6% state tax.

Summaries of the provisions for income taxes are as follows:

           Federal                       $3,956
           State                          1,581
                                         ------

                                         $5,537
                                         ======

                       TICE ENGINEERING AND SALES, INC.

                                MARCH 31, 1996


6. INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of inventory for financial reporting purposes and amounts used for income tax purposes. Deferred taxes have also been provided for operating losses available to offset future income.

Deferred tax assets in the accompanying balance sheet include the following components at March 31, 1996:

   Section 263A cost in inventory    $ 23,662
   Net operating loss carryover        89,991
                                     --------

   Net deferred tax asset            $111,653
                                     ========

The Company has federal and state loss carry forwards of $390,342 and $490,674, respectively, substantially all of which expire by 2008.

7. MAJOR CUSTOMERS AND EXPORT SALES

The Company sells a substantial portion of its products to three major customers. Transactions with these major customers consist of the following:

                        Sales    % of Sales
                      ---------  -----------

        Customer 1     $582,643       47%
        Customer 2      272,727       22%
        Customer 3      136,363       11%
                       --------       --

                       $991,733       80%

Approximately 4% of the Company's sales are export sales. All export sales are paid with an irrevocable letter of credit drawn on U.S. funds, therefore, there are no exchange gains or losses included in income.

8. EMPLOYEE BENEFITS

Employee benefits consist of group health insurance and group term life insurance provided for employees and their dependents totaling $23,734.

                        TICE ENGINEERING AND SALES, INC.

                                MARCH 31, 1996


9. NOTE RECEIVABLE - SPLIT DOLLAR LIFE INSURANCE

The Company is paying the premiums on life insurance policies on the life of William Tice, a company officer, in a split dollar agreement with collateral assignment, whereby the premiums paid by the Company are to be repaid upon receipt of the proceeds of the policy by Mr. Tice's beneficiaries. The Company is not a beneficiary on this policy. Premiums paid on the policy during the year totaled $17,780.

10. STOCKHOLDER'S EQUITY

The changes in the stockholders' equity account from March 31, 1995 to March 31, 1996 are as follows:

                                           Common             Retained
                                            Stock  Warrants   Earnings
                                           ------  --------   --------

   Balance March 31, 1995                  $8,634   $    --   $112,850

   30 stock warrants issued to Joseph
     Walker and Sons, Inc. in exchange
     for consulting services                          4,859

   Net income for the year ended
     March 31, 1996                                             19,080
                                           ------    ------   --------

                                           $8,634    $4,859   $131,930
                                           ======    ======   ========


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------
                          ON SUPPLEMENTAL INFORMATION
                          ---------------------------



Board of Directors
Tice Engineering and Sales, Inc.
Knoxville, Tennessee

Our report on our audit of the basic financial statements of Tice Engineering and Sales, Inc. for the year ended March 31, 1996 appears on page 63. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplemental Schedule of Operating Expenses, Schedule of Cost of Sales and Schedule of Applied overhead are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



May 23, 1996                                          Boring & Goins, P.C.
                                                      Knoxville, Tennessee

                       TICE ENGINEERING AND SALES, INC.

                           SCHEDULE OF COST OF SALES

                       FOR THE YEAR ENDED MARCH 31, 1996


Materials                            $450,937
Production and assembly labor         128,900
Production and assembly expenses        4,045
Sales and services salaries           108,868
Shop expense                            1,605
Commissions                            14,405
Applied overhead                       99,401
                                     --------

                                     $808,161
                                     ========

                See accompanying independent auditors' report.

                        TICE ENGINEERING AND SALES, INC.

                              SCHEDULE OF EXPENSES

                       FOR THE YEAR ENDED MARCH 31, 1996


EXPENSES

Advertising                                                         $  70,539
Airplane                                                               71,728
Amortization                                                            4,042
Bad debts                                                                 587
Depreciation                                                           40,605
Dues and fees                                                             525
Employee benefits                                                      10,633
Insurance                                                              28,490
Legal and accounting                                                   41,500
Meals and entertainment                                                 1,630
Office supplies                                                        12,572
Postage                                                                 1,191
Research and development materials                                     15,997
Rent                                                                      383
Repairs and maintenance - real estate                                   3,733
Royalty                                                                 3,843
Salaries - officers                                                   116,095
Salaries - other                                                      112,027
Shop                                                                    1,605
Taxes - payroll                                                        17,744
Taxes - other                                                          15,808
Telephone                                                              10,518
Travel                                                                 15,187
Utilities                                                               8,194
Vehicle                                                                 6,360
                                                                    ---------

     Total expenses                                                 $ 611,536
     Less research and development                                   (231,849)
                                                                    ---------

                                                                    $ 379,687
                                                                    =========

                See accompanying independent auditors' report.

                        TICE ENGINEERING AND SALES, INC.

                          SCHEDULE OF APPLIED OVERHEAD

                       FOR THE YEAR ENDED MARCH 31, 1996



Depreciation                                                          $ 7,240
Equipment maintenance                                                   1,085
Employee benefits                                                      13,101
Insurance                                                               1,758
Legal and accounting                                                      576
Office supplies                                                         1,311
Postage                                                                   132
Rent                                                                      743
Salaries - officer                                                     29,522
Salaries - purchasing                                                   8,978
Salaries - clerical                                                     4,756
Taxes - payroll                                                        21,864
Telephone                                                               1,169
Utilities                                                               7,166
                                                                      -------

                                                                      $99,401
                                                                      =======

                See accompanying independent auditors' report.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



Board of Directors
Tice Engineering and Sales, Inc.
Knoxville, Tennessee

     We have audited the accompanying balance sheet of Tice Engineering and Sales, Inc. as of March 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tice Engineering and Sales, Inc. as of March 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                      Boring & Goins, P.C.
                                                             Knoxville, TN

June 1, 1995

Except for Note 7, as to which the date is November 15, 1996

                        TICE ENGINEERING AND SALES, INC.

                                 BALANCE SHEET

                                 MARCH 31, 1995




ASSETS
Current assets:
  Cash                                             $   45,564
  Accounts receivable
   Trade                                              196,209
   Employee                                             9,774
  Prepaid expenses                                     27,258
  Inventory                                           327,295
                                                   ----------
Total current assets                                  606,100

Fixed assets:
  Land                                                305,000
  Building and improvements                           422,050
  Equipment                                           549,109
  Vehicles                                            450,859
                                                   ----------
                                                    1,727,018
  Less accumulated depreciation                      (910,320)
                                                   ----------
Net fixed assets                                      816,698

Other assets:
  Deferred income tax benefits                        117,190
  Utility deposit                                         890
  Investments                                           1,245
  Patent, net of accumulated amortization              35,380
                                                   ----------
Total other assets                                    154,705
                                                   ----------

                                                   $1,577,503
                                                   ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable - officer                              $  182,708
  Notes payable                                           815,000
  Accounts payable                                        105,541
  Payroll taxes payable                                     4,031
  Franchise tax payable                                     2,870
  Current maturities of long-term debt                     43,492
                                                       ----------
Total current liabilities                               1,153,642

Long-term debt, less current maturities                   302,377


Stockholders' equity:
  Capital stock, no stated value, 2,000 shares
   authorized, 750 shares issued and outstanding            8,634
  Retained earnings                                       112,850
                                                       ----------

Total stockholders' equity                                121,484
                                                       ----------
                                                       $1,577,503
                                                       ==========

       The accompanying notes are an integral part of these statements.

                        TICE ENGINEERING AND SALES, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                       FOR THE YEAR ENDED MARCH 31, 1995


Revenues
  Sales                                                      $1,235,492
  Service                                                         4,362
                                                             ----------
Total Revenues                                                1,239,854

Cost of sales                                                   867,702
                                                             ----------

Gross margin                                                    372,152

Expenses                                                        307,594
                                                             ----------

Income from operations                                           64,558

Other income (expense):
  Development fees                                              150,000
  Rental income                                                  52,920
  Interest income                                                   618
  Other income                                                      787
  Research and development                                     (192,364)
  Interest expense                                             (111,772)
                                                             ----------
Total other income (expense)                                    (99,811)
                                                             ----------
Net loss before provision for income taxes                      (35,253)

Provision for income tax benefit of net operating loss            5,591
                                                             ----------

Net loss                                                        (29,662)

Retained earnings, April 1, 1994                                142,512
                                                             ----------

Retained earnings, March 31, 1995                            $  112,850
                                                             ==========

       The accompanying notes are an integral part of these statements.

                        TICE ENGINEERING AND SALES, INC.

                            STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1995


OPERATING ACTIVITIES:
Net income (loss)                                         $ (29,662)
Adjustment to reconcile net income to net cash
  used by operating activities:
     Depreciation and amortization                           51,994
     Change in operating assets and liabilities:
          Increase in receivables                          (124,393)
          Increase in inventories                           (35,485)
          Increase in prepaid expenses                       (1,261)
          Increase in deferred tax asset                     (5,591)
          Decrease in accounts payable                       (1,639)
          Increase in accrued expenses                        3,071
                                                          ---------
Net cash used by operating activities                      (142,966)

INVESTING ACTIVITIES:
Purchase of fixed assets                                     (4,957)
Increase in patents                                         (31,757)
                                                          ---------
Net cash used by investing activities                       (36,714)

FINANCING ACTIVITIES:
Proceeds from notes payable                                 305,526
Principal payments on notes payable and long term debt     (103,219)
                                                          ---------
Net cash provided by financing activities                   202,307
                                                          ---------

Net Increase in cash                                         22,627

Cash balance, April 1, 1994                                  22,937
                                                          ---------

Cash balance, March 31, 1995                              $  45,564
                                                          =========

       The accompanying notes are an integral part of these statements.

                        TICE ENGINEERING AND SALES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company designs and manufactures robotic and pneumatic industrial sewing machine attachments.

TRADE ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INVENTORIES

Inventories are valued at lower of cost or market, cost is determined using the first-in, first-out method.

      Inventories at March 31, 1995 consist of:
           Raw materials                                        $196,377
           Work in progress                                      101,461
           Finished goods                                         29,457
                                                                --------
                                                                $327,295
                                                                ========

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

Supplemental disclosures of cash flow information:

       Cash paid during the year for:
          Interest                                             $  96,445
          Taxes                                                    2,891

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method and accelerated methods over the estimated useful lives of the assets. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

                       TICE ENGINEERING AND SALES, INC.

                                MARCH 31, 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to the basis of inventory for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

PATENTS

Certain legal and consulting fees incurred in order to obtain patents on Company designed and manufactured parts have been capitalized at cost. Patent costs capitalized in the current year totaled $31,757. Amortization is calculated by the straight-line-method over a seventeen year estimated useful life. Amortization expense totaled $1,223 during the year ended March 31, 1995.

2. NOTES PAYABLE

Notes payable consisted of the following at March 31, 1995:

Note payable to a bank, interest at 9.5% payable monthly, due on demand, secured by accounts receivable, inventory, furniture,
  fixtures and equipment.                                              $400,000

Note payable to a bank, interest at bank index rate plus 1% payable monthly, due 10/1/96 secured by assignment of officer's life
  insurance.                                                            225,000

Note payable to a bank; interest at bank index rate
  plus 1%, due on demand, secured by airplane.                          190,000
                                                                       --------
                                                                       $815,000
                                                                       ========

 3. LONG-TERM DEBT


Note payable to an individual, interest at 10%,
  principal and interest payments of $6,343 due monthly through
  April 2001, secured by shopping center.                              $345,869

Less current maturities                                                 (43,492)
                                                                       --------
                                                                       $302,377
                                                                       ========

                        TICE ENGINEERING AND SALES, INC.

                                 MARCH 31, 1995

3. LONG-TERM DEBT (CONTINUED)

     Maturities of long-term debt are as follows at March 31:

                                                  Year
                                                --------
           1996                                 $ 43,492
           1997                                   48,046
           1998                                   53,077
           1999                                   58,635
           2000                                   64,775
           Thereafter                             77,844
                                                --------
                                                $345,869
                                                ========

4. CONTINGENT LIABILITY

In December, 1994, the Company entered into a Joint Development Agreement with a denim clothing manufacturer to develop a specialized sewing machine for the manufacture of jeans. The manufacturer paid the Company $150,000 in development fees during the year ended March 31, 1995. Under the terms of the agreement, the manufacturer will have exclusive rights to purchase said sewing machine for an initial period of two years from the date of shipment of the first production machine. After the initial two year period, in order to maintain its exclusive rights, the manufacturer must purchase certain minimum quantities. In the event the Company sells machines to a third party, the Company is required to the pay royalties to the manufacturer up to the amount paid to the Company for development fee, plus 10% interest. Under no circumstances is the Company required to refund any portion of the development fee.

5. RESEARCH AND DEVELOPMENT

As required by statement of Financial Accounting Standards No. 2, the Company expenses research and development costs as incurred. Included in current year expenses are the following attributable to research and development:

           Materials                           $ 36,355
           Salaries                             134,077
           Travel                                 4,000
           Insurance                              4,893
           Payroll Tax                            9,336
           Telephone                              2,350
           Utilities                              1,353
                                               --------
                                               $192,364
                                               ========

In addition, the Company purchased $4,018 of equipment to be used for product development. Included in Research and Development expense is approximately $150,000 of expenses related to the development contract described in Note 4.

                        TICE ENGINEERING AND SALES, INC.

                                 MARCH 31, 1995


6. RELATED PARTY TRANSACTIONS

Included in current liabilities is a note payable to William Tice, a Company officer and major stockholder. The note bears 10% interest and is due on demand and is subordinated debt.

The Company borrowed an additional $65,200 from Mr. Tice and made principal payments of $63,850 during the year ended March 31, 1995. In addition, the Company accrued interest of $15,326 on the note. In addition, the notes payable to banks secured by a second mortgage Deed of Trust on Mr. Tice's personal residence as well as his personal guarantee.

7. INCOME TAXES

Effective April 1, 1993, the Company changed to an asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes."

Taxes are provided at expected rates of 15% federal and 6% state.

Summaries of the provision for income taxes are as follows:

                                      Federal      State      Total
                                      -------      -----     ------
      Current                              0           0          0
      Deferred                         3,994       1,597      5,591
                                       -----       -----     ------
                                                             $5,591
                                                             ======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred taxes have also been recognized for operating losses that are available to offset future taxable income.

Deferred tax assets in the accompanying balance sheets include the following components at March 31, 1995:

           Section 263A cost in inventory                            $ 17,069
           Net operating loss carryover                               100,121
                                                                     --------
               Net deferred tax asset                                $117,190
                                                                     ========

The Company has federal and state loss carryforwards of $448,104 and $548,436, respectively, substantially all of which expire by 2008.

                        TICE ENGINEERING AND SALES, INC.

                                 MARCH 31, 1995


8. MAJOR CUSTOMERS AND EXPORT SALES

The Company sells a substantial portion of its product to two major customers. Transactions with these major customers consist of the following during the year ended March 31, 1995:

                                        Sales    % of Sales
                                       --------  ----------
           Customer 1                  $197,679      16%
           Customer 2                   395,357      32%
                                       --------      ---
                                       $593,036      48%
                                       ========      ===

Approximately 4% of the Company's sales are export sales. All export sales are paid with an irrevocable letter of credit drawn on U.S. funds, therefore, there are no foreign exchange gains or losses included in income.

9. EMPLOYEE BENEFITS

Employee benefits consist of insurance premiums for major medical, dental and group term life insurance provided for employees and their dependents totaling $19,422. Also, included in employee benefits is $6,422 of key employee life insurance premiums.

10. STOCKHOLDERS EQUITY

The changes in the stockholders' equity account from March 31, 1994 to March 31, 1995 are as follows:

                                                             Common  Retained
                                                             Stock   Earnings
                                                             ------  --------
           Balance March 31, 1994                            $8,634  $142,512
           Net income (loss) for the year
             ended March 31, 1995                                --   (29,662)
                                                             ------  --------
           Balance March 31, 1995                            $8,634  $112,850
                                                             ======  ========

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------
                          ON SUPPLEMENTAL INFORMATION
                          ---------------------------



Board of Directors
Tice Engineering and Sales, Inc.
Knoxville, Tennessee


Our report on our audit of the basic financial statements of Tice Engineering and Sales, Inc. for the year ended March 31, 1995 appears on page 78. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Cost of Sales, Operating Expenses and Overhead Applied are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Boring & Goins, P.C.
June 1, 1995

                        TICE ENGINEERING AND SALES, INC.

                           SCHEDULE OF COST OF SALES

                       FOR THE YEAR ENDED MARCH 31, 1995



Materials                                                            $492,455
Production and assembly labor                                         106,518
Production and assembly expense                                         2,029
Salaries - sales and service                                          155,560
Shop expense                                                            1,539
Commissions                                                             5,545
Applied overhead                                                      104,056
                                                                     --------

                                                                    $ 867,702
                                                                    =========


                See accompanying independent auditor's report.

                        TICE ENGINEERING AND SALES, INC.

                         SCHEDULE OF OPERATING EXPENSES

                       FOR THE YEAR ENDED MARCH 31, 1995




EXPENSES

Advertising                                                         $  68,111
Airplane                                                               47,242
Amortization                                                            1,223
Bad debts                                                                  28
Depreciation                                                           43,232
Dues and fees                                                             993
Employee benefits                                                      12,951
Insurance                                                              24,514
Legal and accounting                                                    8,300
Meals and entertainment                                                 1,964
Office supplies                                                         8,812
Postage                                                                 1,237
Research and development materials                                     36,355
Rent                                                                      533
Repairs and maintenance - real estate                                   2,299
Royalty                                                                 3,714
Salaries - officers                                                   129,876
Salaries - other                                                       47,416
Shop                                                                    1,540
Taxes - payroll                                                        12,787
Taxes - other                                                          15,820
Telephone                                                              10,576
Travel                                                                 11,280
Utilities                                                               6,767
Vehicle                                                                 2,388
                                                                    ---------

     Total Expenses                                                   499,958
     Less:  Research and development expense                         (192,364)
                                                                    ---------

                                                                    $ 307,594
                                                                    =========

                See accompanying independent auditor's report.

                        TICE ENGINEERING AND SALES, INC.

                          SCHEDULE OF APPLIED OVERHEAD

                       FOR THE YEAR ENDED MARCH 31, 1995



Depreciation                                                         $  7,539
Equipment maintenance                                                     638
Employee benefits                                                      22,058
Insurance                                                               2,554
Legal - accounting                                                        148
Office supplies                                                           979
Postage                                                                   137
Rent                                                                      817
Salaries - purchasing                                                   8,190
Salaries - clerical                                                     3,529
Salaries - company officer                                             28,374
Payroll taxes                                                          21,152
Telephone                                                               1,175
Utilities                                                               6,766
                                                                     --------

                                                                     $104,056
                                                                     ========

                See accompanying independent auditor's report.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board of Directors
Tice Engineering and Sales, Inc.
Knoxville, Tennessee


     We have audited the accompanying balance sheet of Tice Engineering and Sales, Inc. as of March 31, 1994, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tice Engineering and Sales, Inc. as of March 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



May 20, 1994                                                Boring & Goins, P.C.
                                                                   Knoxville, TN

Except for Note 6, as to which
the date is November 15, 1996

                       TICE ENGINEERING AND SALES, INC.

                                 BALANCE SHEET

                                MARCH 31, 1994


ASSETS
Current assets:
   Cash                                      $   22,937
   Accounts receivable:
      Trade                                      79,173
      Employee                                    2,417
   Prepaid expenses                              25,997
   Inventory                                    291,810
                                             ----------
Total current assets                            422,334

Fixed assets:
   Land                                         305,000
   Building and improvements                    421,111
   Equipment                                    545,091
   Vehicles                                     450,859
                                             ----------
                                              1,722,061
   Less accumulated depreciation               (859,549)
                                             ----------
Net fixed assets                                862,512

Other assets:
   Deferred income tax benefit                  111,599
   Utility deposit                                  890
   Investments                                    1,245
   Patent, net of accumulated amortization        4,846
                                             ----------
Total other assets                              118,580
                                             ----------

                                             $1,403,426
                                             ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Notes payable - officer                                           $  166,032
   Accounts payable                                                     107,180
   Payroll taxes payable                                                  1,674
   Franchise tax payable                                                  2,156
   Notes payable                                                        590,000
   Current maturities of long-term debt                                  39,369
                                                                     ----------
Total current liabilities                                               906,411

Long-term debt, less current maturities                                 345,869

Stockholders' equity:
   Capital stock, no stated value, 2,000 shares
      authorized, 750 issued and outstanding                              8,634
   Retained earnings                                                    142,512
                                                                     ----------
Total stockholders' equity                                              151,146
                                                                     ----------
                                                                     $1,403,426
                                                                     ==========

       The accompanying notes are an integral part of these statements.

                        TICE ENGINEERING AND SALES, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                       FOR THE YEAR ENDED MARCH 31, 1994

Revenues
  Sales                                                                    $1,305,478
  Service                                                                       3,230
                                                                           ----------
Total Revenues                                                              1,308,708

  Cost of sales                                                               999,797
                                                                           ----------

Gross margin                                                                  308,911

Operating expenses                                                            331,898
                                                                           ----------

Income (loss) from operations                                                 (22,987)

Other income (expenses):
  Rental income                                                                33,675
  Interest income                                                                 500
  Other income                                                                    305
  Research and development                                                   (140,990)
  Interest expense                                                            (91,585)
                                                                           ----------
Total other income (expense)                                                 (198,095)
                                                                           ----------

Net loss before provision for income taxes                                   (221,082)

Provision for income tax benefit of net operating loss                         41,680
                                                                           ----------

Net loss before change in accounting principles                              (179,402)

Change in accounting principle
  Cumulative effect to March 31, 1994 of application of Statement of
  Financial Accounting Standards No. 109 "Accounting for Income Taxes"         69,919
                                                                           ----------

Net loss                                                                     (109,483)

Retained earnings, April 1, 1993                                              251,995
                                                                           ----------

Retained earnings, March 31, 1994                                          $  142,512
                                                                           ==========

       The accompanying notes are an integral part of these statements.

                       TICE ENGINEERING AND SALES, INC.

                            STATEMENT OF CASH FLOWS

                       FOR THE YEAR ENDED MARCH 31, 1994

OPERATING ACTIVITIES:
Net income (loss)                                                     $(109,483)
Adjustment to reconcile net income to net cash
   used by operating activities:
      Depreciation and amortization                                      60,507
      Change in operating assets and liabilities:
         Decrease in receivables                                        120,216
         Decrease in inventories                                         73,983
         Increase in prepaid expenses                                   (14,145)
         Increase in deferred tax asset                                (111,599)
         Decrease in accounts payable                                   (72,925)
         Increase in accrued expenses                                       397
                                                                      ---------
Net cash provided by operating activities                               (53,049)

INVESTING ACTIVITIES:
Purchase of fixed assets                                                (10,624)
Increase in patent cost                                                  (4,918)
                                                                      ---------
Net cash used by investing activities                                   (15,542)

FINANCING ACTIVITIES:
Proceeds from notes payable                                             114,211
Principal payments on notes payable and long-term debt                  (57,067)
                                                                      ---------
Net cash provided by financing activities                                57,144
                                                                      ---------

Net decrease in cash                                                    (11,447)

Cash balance, April 1, 1993                                              34,384
                                                                      ---------

Cash balance, March 31, 1994                                          $  22,937
                                                                      =========

       The accompanying notes are an integral part of these statements.

                       TICE ENGINEERING AND SALES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1994



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company designs and manufactures robotic and pneumatic industrial sewing machine attachments.

TRADE ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INVENTORIES

Inventories are valued at lower of cost or market. Cost is determined using the first-in, first-out method.

                   Inventories at March 31,1994 consist of:
                       Raw materials                         $  4,058
                       Work in process                          9,310
                       Finished goods                         278,442
                                                             --------

                                                             $291,810
                                                             ========

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and/or cash equivalents.

Supplemental disclosures of cash flows information:

                   Cash paid during the year for:
                       Interest                            $91,585
                       Taxes                                 2,281

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method and accelerated methods over the estimated useful lives of the assets. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

                       TICE ENGINEERING AND SALES, INC.

                       FOR THE YEAR ENDED MARCH 31, 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to the basis of inventory for financial and income tax reporting. The deferred tax assets represent the future tax return consequences of those differences. Deferred taxes also are recognized for operating losses that are available to offset future taxable income.

PATENTS

Certain legal expenses incurred in order to obtain patents on company designed and manufactured parts have been capitalized at cost. Patent costs capitalized in the current year totaled $4,918. Amortization is calculated by the straight-line method over a seventeen year estimated useful life.
Amortization expense totaled $72 during the year ended March 31, 1994.

2. NOTES PAYABLE

Notes payable consisted of the following at March 31, 1994:

Note payable to a bank, interest at 6.75% payable monthly, due on demand,
   secured by accounts receivable, inventory, furniture, fixtures and equipment.      $400,000

Note payable to a bank, interest at bank index rate plus 1% payable monthly,
   due on demand, secured by jet airplane.                                             190,000
                                                                                      --------
                                                                                      $590,000
                                                                                      ========
3. LONG-TERM DEBT

Long-term debt consisted of the following at March 31, 1994:

Note payable to an individual interest at 10%, principal and interest payments
   of $6,343 due monthly though April 2001, secured by real estate.                   $385,238
          Less current maturities                                                      (39,369)
                                                                                      --------
                                                                                      $345,869
                                                                                      ========

                       TICE ENGINEERING AND SALES, INC.

                       FOR THE YEAR ENDED MARCH 31, 1994

3. LONG-TERM DEBT (CONTINUED)

   Maturities of long-term debt are as follows at March 31:

            Year
          --------
           1995                 $  39,369
           1996                    43,492
           1997                    48,046
           1998                    53,077
           1999                    58,635
           Thereafter             142,619
                                ---------
                                $ 385,238
                                =========

4. RESEARCH AND DEVELOPMENT

As required by statement of Financial Accounting Standards No. 2, the Company expenses research and development costs as incurred. Included in current year expenses are the following attributable to research and development:


           Legal, patent fees   $     222
           Salaries               119,838
           Materials                5,263
           Insurance                2,949
           Payroll tax              9,168
           Telephone                2,052
           Utilities                1,498
                                ---------
                                $ 140,990
                                =========

In addition, the Company purchased $6,704 of equipment to be used for product development.

5. RELATED PARTY TRANSACTIONS

Included in current liabilities is a note payable to William Tice, a Company officer and major stockholder. The note bears 10% interest and is due on demand and is subordinated debt.

The Company borrowed an additional $92,000 from the stockholder and made principal payments of $46,116 during the year ended March 31, 1994. In addition, the Company accrued interest of $11,127 on the note. In addition, the notes payable to banks are secured by a second mortgage Deed of Trust on Mr. Tice's personal residence as well as his personal guarantee.

                       TICE ENGINEERING AND SALES, INC.

                       FOR THE YEAR ENDED MARCH 31, 1994

6. INCOME TAXES

Effective April 1, 1993, the Company changed to an asset and liability method of accounting for income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes."

Taxes have been provided for at expected rates of 15% for federal and 6% state tax.

Summaries of the provisions for income taxes are as follows:

                  Federal    State     Total
                  -------   -------   -------

      Current         -0-       -0-       -0-
      Deferred    (29,771)  (11,909)  (41,680)
                  -------   -------   -------

                                     $(41,680)
                                     ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred taxes have also been recognized for operating losses that are available to offset future taxable income.

Deferred tax assets in the accompanying balance sheet include the following components at March 31, 1994:

      Section 263A cost in inventory    $ 16,409
      Net operating loss carryover        95,190
                                        --------

       Net deferred tax asset           $111,599
                                        ========

The Company has federal and state loss carryforwards of $424,623 and $524,955, respectively, substantially all of which expire by 2008.

7. MAJOR CUSTOMERS AND EXPORT SALES

The Company sells a substantial portion of its product to two major customers. Transactions with these major customers consist of the following:

                                    Sales    % of Sales
                                   --------  ----------

           Customer 1              $549,657      42%
           Customer 2               170,132      13%
                                   --------      ---

                                   $719,789      55%
                                   ========      ===

                       TICE ENGINEERING AND SALES, INC.

                      FOR THE YEAR ENDED MARCH 31, 1994


7. MAJOR CUSTOMERS AND EXPORT SALES (CONTINUED)

Approximately 4% of the Company's sales are export sales. All export sales are paid with an irrevocable letter of credit drawn on U.S. funds, therefore, there are no foreign exchange gains or losses included in income.

8. EMPLOYEE BENEFITS

Employee benefits consist of insurance premiums for major medical, dental and group term life insurance provided for employees and their dependents totaling $23,211. Also, included in employee benefits is $6,422 of key employee life insurance premiums.

9. STOCKHOLDERS EQUITY

The changes in the stockholders' equity account from March 31, 1993 to March 31, 1994 are as follows:

                                           Common              Retained
                                            Stock              Earnings
                                           -------             --------

          Balance March 31, 1993           $ 8,634            $ 251,995

          Net income (loss) for the year
            ended March 31, 1994                               (109,483)
                                           -------            ---------

          Balance March 31, 1994           $ 8,634            $ 142,512
                                           =======            =========

                    INDEPENDENT AUDITORS' REPORT
                    ON SUPPLEMENTAL INFORMATION



Board of Directors
Tice Engineering and Sales, Inc.
Knoxville, Tennessee


Our report on our audit of the basic financial statements of Tice Engineering and Sales, Inc. for 1994 appears on page 92. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Cost of Sales, Operating Expenses and Overhead Applied are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Boring & Goins, P.C.

May 20, 1994

                        TICE ENGINEERING AND SALES, INC.

                           SCHEDULE OF COST OF SALES

                       FOR THE YEAR ENDED MARCH 31, 1994




Materials                           $587,226
Production and assembly labor        137,860
Production and assembly expense        3,843
Salaries - sales and service         144,160
Shop expense                           1,549
Commissions                           11,958
Applied overhead                     113,201
                                    --------

                                    $999,797
                                    ========

                See accompanying independent auditors' report.

                        TICE ENGINEERING AND SALES, INC.

                         SCHEDULE OF OPERATING EXPENSES

                       FOR THE YEAR ENDED MARCH 31, 1994



EXPENSES
  Advertising                              $  52,082
  Airplane                                    33,584
  Amortization                                    72
  Bad debts                                    1,143
  Depreciation                                51,560
  Donations                                      744
  Dues and fees                                  957
  Employee benefits                           11,148
  Employee training                            1,184
  Insurance                                   34,095
  Legal and accounting                         6,030
  Meals and entertainment                      1,247
  Office supplies                              8,655
  Postage                                      1,001
  Research and development materials           5,263
  Rent                                           304
  Repairs and maintenance - real estate        7,772
  Royalty                                        942
  Salaries - officers                        108,299
  Salaries - other                            86,527
  Scholarship fund                             2,408
  Shop                                         1,549
  Taxes - payroll                             14,120
  Taxes - other                               14,319
  Telephone                                    9,232
  Travel                                       6,159
  Utilities                                    8,381
  Vehicle                                      4,111
                                           ---------
    Total Expenses                           472,888
    Less Research and development cost      (140,990)
                                           ---------
                                           $ 331,898
                                           =========

                See accompanying independent auditors' report.

                        TICE ENGINEERING AND SALES, INC.

                          SCHEDULE OF APPLIED OVERHEAD

                       FOR THE YEAR ENDED MARCH 31, 1994


        Depreciation                 $  8,875
        Equipment maintenance           1,210
        Employee benefits              18,485
        Insurance                       2,518
        Legal - accounting                223
        Office supplies                   962
        Postage                           111
        Rent                              371
        Salaries - purchasing           7,695
        Salaries - clerical             3,055
        Salaries - company officer     37,318
        Payroll taxes                  24,756
        Telephone                       1,026
        Utilities                       6,596
                                     --------
                                     $113,201
                                     ========

                See accompanying independent auditors' report.

                 PRO FORMA BALANCE SHEETS ASSUMING ACQUISITION
                      OF TES AND CONVERSION OF TES DEBT:


                                                                   Tice Engineering &
                                         Tice Technology, Inc.         Sales, Inc.                      Tice Technology, Inc.
                                             Balance Sheet            Balance Sheet        Pro-Forma       & Subsidiary Pro
                                          September 30, 1996       September 30, 1996     Adjustments    Forma Balance Sheet
                                         ---------------------     -------------------  --------------  ----------------------
ASSETS
------
Current Assets
      Cash                                      $28,000               $   97,467         $    3,000 (5)       $  138,467
                                                                                             10,000 (6)
      Accounts receivable                                                147,629                                 147,629
      Inventory                                                          465,573                                 465,573
      Prepaid expenses                                                    26,898                                  26,898
      Deferred income tax                                                 66,411                                  66,411
      Due from related company                                            96,277            (96,277)(1)
                                                -------               ----------                               ---------
        Total current assets                     28,000                  900,255                                 844,978

Fixed Assets                                                             770,794                                 770,794
      Less accumulated depreciation                                     (581,417)                               (581,417)
                                                                      ----------                              ----------
        Net fixed assets                                                 189,377                                 189,377

Other Assets
      Utility deposits                                                       890                                     890
      Cash value - life insurance                                         14,250                                  14,250
      Note receivable - split dollar
       life insurance                                                     42,672                                  42,672
      Patent, net of amortization                                        115,585                                 115,585
      Organization cost                          68,277                                                           68,277
                                                -------               ----------                              ----------
        Total other assets                       68,277                  173,397                                 241,674
                                                -------               ----------         ----------           ----------
        Total assets                            $96,277               $1,263,029         $  (83,277)          $1,276,029
                                                =======               ==========         ==========           ==========

LIABILITIES AND STOCKHOLDERS EQUITY
-----------------------------------
Current Liabilities
      Note payable - officer                    $                     $   62,209         $                    $   62,209
      Accounts payable                                                   238,173                                 238,173
      Taxes payable                                                        5,239                                   5,239
                                                                                             10,493 (7)
      Current maturities - long term debt                                505,187           (265,680)(4)          250,000
                                                 96,277                                     (96,277)(1)
      Due to related company                    -------               ----------          ---------           -----------

        Total liabilities                        96,277                  810,808           (351,464)             555,621



                 PRO FORMA BALANCE SHEETS ASSUMING ACQUISITION
                      OF TES AND CONVERSION OF TES DEBT:


                                                                       Tice Engineering &
                                             Tice Technology, Inc.         Sales, Inc.                      Tice Technology, Inc.
                                                 Balance Sheet            Balance Sheet        Pro-Forma       & Subsidiary Pro
                                              September 30, 1996       September 30, 1996     Adjustments    Forma Balance Sheet
                                             ---------------------     ------------------     -----------   ---------------------
LIABILITIES AND STOCKHOLDERS
----------------------------
      EQUITY (continued)
------------------------
Stockholders Equity                                                           8,634            (8,634)(2)
      Capital stock, no stated value,
       2,000 authorized,
      750 shares issued and outstanding
30 stock warrants outstanding                                                 4,859            (4,859)(3)

Common Shares, par value $.01 per
 share, 30,000,000                                                                             52,117 (2)
   authorized, 5,838,780 shares issued
    and outstanding                                                                             2,385 (3)
                                                                                                  886 (4)
                                                                                                3,000 (5)          58,388

Class B Common Shares, par value $.01 per share,                                                7,500 (2)           7,500
      5,000,000 shares authorized, 750,000 shares
      issued and outstanding

Class D Common Shares, par value $.01
 per share, 10,000,000 shares authorized, no
       shares issued and outstanding                                                                                  -0-
                                                                                                               ----------
Total Common Shares                                                                                                65,888

Preferred Shares, par value $.01 per share,
       10,000,000 shares authorized, no shares
       issued and outstanding                                                                                         -0-

Paid in surplus                                                                               (50,983)(2)
                                                                                               (2,385)(3)
                                                                                              264,794 (4)
                                                                                               10,000 (6)
                                                                                                4,859 (3)         226,285
Retained earnings                                                           438,728           (10,493)(7)         428,235
                                                       --------          ----------       -----------          ----------
      Total stockholders equity                            -0-              452,221           268,187             720,408
                                                       --------          ----------       -----------          ----------
      Total liabilities and
       stockholder's equity                            $96,277           $1,263,029       $   (83,277)         $1,276,029
                                                       =======           ==========       ===========          ==========

(1) Eliminate inter-company receivables and payables.
(2) Exchange of Mr. Tice's stock in Tice Engineering and Sales, Inc. for 5,211,750 Common Shares and 750,000 Shares of Class B Common.
(3) 238,470 Common Shares issued to JWSI upon conversion of warrants issued by TES.
(4) 88,560 Common Shares issued upon conversion of $265,680 debt of TES at $3 per share.
(5) Issuance of 300,000 Common Shares to Monogenesis for $3,000.
(6) Issuance of 1,000,000 Common Stock Purchase Warrants to Monogenesis for $10,000.
(7) Accrued interest of $10,493 on debt of TES converted to Common Shares.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



To the Board of Directors
Tice Technology, Inc.

We have audited the accompanying balance sheet of Tice Technology, Inc. (a development stage company) as of September 30, 1996. This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Tice Technology, Inc. as of September 30, 1996, in conformity with generally accepted accounting principles.



BORING & GOINS, P.C.
November 15, 1996

                             TICE TECHNOLOGY, INC.

                                 BALANCE SHEET

                               SEPTEMBER 30, 1996



                                     ASSETS
                                     ------


Current Assets                                                 $28,000
     Cash - checking

Other Assets                                                    68,277
                                                               -------
     Organizational cost

          Total Assets                                         $96,277
                                                               =======

                  LIABILITIES AND STOCKHOLDER'S EQUITY
                  ------------------------------------

Current Liabilities                                            $96,277
                                                               -------
     Due to related company

          Total Liabilities and Stockholders Equity            $96,277
                                                               =======

                             TICE TECHNOLOGY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996



NATURE OF BUSINESS

Tice Technology, Inc., a newly formed Delaware corporation, was formed to acquire and hold all of the issued and outstanding stock of Tice Engineering and Sales, Inc. Tice Engineering and Sales, Inc. is an engineering firm which provides engineering and technical solutions for the apparel industry. Tice Technology, Inc. was incorporated on June 21, 1996. Management of Tice Engineering and Sales, Inc. and Tice Technology, Inc. anticipate that at some point in the future it may be advantageous to acquire additional businesses and that Tice Technology, Inc. stock may be used as some or all of the consideration for such acquisition.

   No dealer, salesman or other
person has been authorized to              2,984,717 COMMON SHARES
give any information or to make
any representations other than                       AND
those contained in this
Prospectus and if given or made,            1,000,000 COMMON STOCK
such information or                           PURCHASE WARRANTS
representations must not be
relied upon as having been                            OF
authorized by the Issuer.  The
delivery of this Prospectus at              TICE TECHNOLOGY, INC.
any time does not imply that the
information herein is correct as
of any time subsequent to its
date of issue.  This Prospectus
does not constitute an offer to
sell or a solicitation of an
offer to buy any of these
securities.

     -------------------------              -------------------------

         TABLE OF CONTENTS                         PROSPECTUS

     -------------------------              -------------------------

                                Page
                                ----
Additional Information            2
Summary                           3
Risk Factors                      8
Plan of Distribution             14
Use of Proceeds                  16            _______________, 1996
Capitalization                   17
Business                         18
Management's Discussion          28
  and Analysis of Financial
  Condition
Legal Proceedings                35
Management                       35
Principal and Selling            38
  Shareholders
Securities                       41     UNTIL _____________________, 1997,
Dividends                        44   DEALERS EFFECTING TRANSACTIONS IN THE
Liability and Indemnification    45   REGISTERED SECURITIES, WHETHER OR NOT
  of Directors                        PARTICIPATING IN THIS DISTRIBUTION, MAY BE
Legal Matters                    47   REQUIRED TO DELIVER A PROSPECTUS WHEN
Experts                          47   ACTING AS UNDERWRITERS AND WITH RESPECT TO
Financial Statements             48   THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     -------------------------

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
-------   --------------------------------------

Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     Expenses of the offering are estimated to be approximately $100,000 which amount includes the following items:


        Registration fee - federal                               $ 2,915
        Registration fees - state                                $     0
        Transfer Agent Fees*                                     $15,000
        Printing and EDGAR Filing Costs*                         $12,000
        Legal Fees (including fees relating
        to the reorganization)*                                  $50,000
        Accounting Fees                                          $20,000
--------------------------------------------------------------------------------

* estimates

The Selling Shareholders are not paying any expenses of the registration.

Item 14.  Indemnification of Directors and Officers
          -----------------------------------------

     The Issuer has provisions in its Certificate of Incorporation which limit its directors' monetary liability to it or its shareholders except: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders;
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or unlawful repurchase or redemption of its own stock; or (d) for any transaction from which the director derived an improper personal benefit.

     The Issuer is required to indemnify its officers and directors for any liability incurred by them in their capacity as such except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------

     On the effective date of this Registration Statement, the Issuer issued 5,450,220 Common Shares and 750,000 Class B Common Shares to the shareholders of Tice Engineering and Sales, Inc. in exchange for all of TES's issued and outstanding stock (238,470 Class B Common Shares issued to Joseph Walker & Sons, Inc. were converted to Common Shares) and options to purchase 54,750 Common Shares to ten employees. The Issuer also issued 88,560 shares to six persons in satisfaction of certain debt of TES. The Issuer claims exemption from registration under Section 4(2) of the Securities Act of 1933.

     Of the Common Shares issued to TES shareholders and note holders, 1,629,967 shares (in addition to the Common Shares sold to Monogenesis) will be registered under this Registration Statement. The remaining securities issued will bear a restrictive legend. The Common Shares which may be issued upon exercise of the employee stock options will also be registered under this Registration Statement.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------


              INDEX TO EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
              ---------------------------------------------------

                                                                           Exhibit      Page
                                                                         Table Number  Number
                                                                         ------------  ------
---------------------------------------------------------------------------------------------
I.    Plan of Acquisition, Reorganization, Arrangement,                        2
      Liquidation or Succession
---------------------------------------------------------------------------------------------
      (i)  Stock Purchase Agreement and Plan of                                          116
           Reorganization (including all schedules)
---------------------------------------------------------------------------------------------
II.   Articles of Incorporation and Bylaws                                     3
---------------------------------------------------------------------------------------------
      (i)  Certificate of Incorporation of Tice Technology, Inc.                         145
---------------------------------------------------------------------------------------------
      (ii) Bylaws of Tice Technology, Inc.                                               155
---------------------------------------------------------------------------------------------
III.  Instruments Defining the Rights of Security Holders                      4
---------------------------------------------------------------------------------------------
      (i)  Common Stock Purchase Warrant Agreement                                        *
           Between Tice Technology, Inc. and Warrant Agent
---------------------------------------------------------------------------------------------
IV.   Opinion of Counsel - Legality of Securities Being                        5          *
      Registered
---------------------------------------------------------------------------------------------
V.    Material Contracts                                                      10
---------------------------------------------------------------------------------------------
      (i)  Agreement Between Tice Technology, Inc. and                                    *
           Transfer Agent
---------------------------------------------------------------------------------------------
VI.   Subsidiaries of the Registrant                                          21
---------------------------------------------------------------------------------------------
VII.  Consent of Experts                                                      23
---------------------------------------------------------------------------------------------
      (i)  Consent of Boring & Goins, P.C.,                                               *
           Certified Public Accountants
---------------------------------------------------------------------------------------------
      (ii) Consent of Counsel - See Exhibit 5
---------------------------------------------------------------------------------------------
VIII. Financial Data Schedule                                                 27
---------------------------------------------------------------------------------------------

* Included in original filing of Registration Statement and incorporated by reference herein.

Item 17.  Undertakings
          ------------

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on December 13, 1996.

Tice Technology, Inc.


By:  \s\ William A. Tice
     ----------------------------------------------------
     William A. Tice, President, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


\s\ William A. Tice                                       on December 13, 1996
---------------------------------------------------------
William A. Tice, President, Chief Executive Officer


\s\ Karen A. Walton                                       on December 13, 1996
---------------------------------------------------------
Karen A. Walton, Chief Financial Officer


     The following are at least a majority of the directors of Tice Technology,
Inc.:


\s\ William A. Tice                                       on December 13, 1996
---------------------------------------------------------
William A. Tice, Director


\s\ Karen A. Walton                                       on December 13, 1996
---------------------------------------------------------
Karen A. Walton, Director


\s\ Sarah Y. Sheppeard                                    on December 12, 1996
---------------------------------------------------------
Sarah Y. Sheppeard, Director